As filed with the Securities and Exchange Commission on November 7, 2022

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

WISA TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	30-1135279
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

WiSA Technologies, Inc.

15268 NW Greenbrier Pkwy

Beaverton, OR 97006

(408) 627-4716

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Brett Moyer

Chief Executive Officer

WiSA Technologies, Inc .

15268 NW Greenbrier Pkwy

Beaverton, OR 97006

(408) 627-4716

(Name, address including zip code, and telephone number, including area code, of agent for service)

With copies to:

David E. Danovitch, Esq.

Michael DeDonato, Esq.

Sullivan & Worcester LLP

1633 Broadway

New York, NY 10019

(212) 660-3060

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company Emerging growth company	☒ ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED November 7, 2022

WiSA Technologies, Inc.

Up to 9,739,485 Shares of Common Stock

Consisting of

Up to 7,200,000 Shares of Common Stock Issuable Upon Conversion of A Senior Secured Convertible Promissory Note

Up to 2,324,701 Shares of Common Stock Issuable Upon Exercise of Common Stock Purchase Warrants

Up to 214,784 Shares of Common Stock Issuable Upon Exercise of Placement Agent Warrants

The selling shareholders named in this prospectus may use this prospectus to offer and resell from time to time up to 9,739,485 shares of common stock, par value $0.0001 per share (the “Common Stock”), of WiSA Technologies, Inc. (the “Company”, “we”, “us” or “our”), which consists of (i) an aggregate of 7,200,000 shares of Common Stock (the “Conversion Shares”), issuable upon full conversion of a senior secured convertible promissory note, as amended (the “Note”) issued to one of the Selling Stockholders (as such term is defined below) on August 15, 2022, without obtaining Stockholder Approval (as defined in that certain securities purchase agreement, dated as of August 15, 2022, by and between the Company and such Selling Stockholder), (ii) an aggregate of 2,324,701 shares of Common Stock (the “Warrant Shares”), consisting of shares of Common Stock issuable upon exercise of (x) a common stock purchase warrant issued to one of the Selling Stockholders on March 22, 2020 (the “2020 Warrant”), and (y) a common stock purchase warrant issued to one of the Selling Stockholders on August 19, 2022 (the “2022 Warrant” and together with the 2020 Warrant, the “Warrants”), and (iii) an aggregate of 214,784 shares of Common Stock (the “Placement Agent Warrant Shares”), consisting of shares of Common Stock issuable upon exercise of (x) a placement agent warrant issued to Maxim Partners, LLC (the “Maxim Partners”) on March 23, 2020 (the “2020 Placement Agent Warrant”), and (y) a placement agent warrant issued to Maxim Partners on August 15, 2022 (the “2022 Placement Agent Warrant” and together with the 2020 Placement Agent Warrant, the “Placement Agent Warrants”).

The Note, the Conversion Shares, the Warrants, the Warrant Shares, the Placement Agent Warrants and the Placement Agent Warrant Shares are collectively referred to herein as the “Securities.” The holders of the Securities are each referred to herein as a “Selling Stockholder” and collectively as the “Selling Stockholders”.

The Note, the Warrants and the Placement Agent Warrants were each issued to the applicable Selling Stockholders in connection with private placement offerings pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Regulation D promulgated thereunder. For additional information regarding the issuance of the Securities, see “Private Placements” beginning on page 25.

This prospectus also covers any additional shares of Common Stock that may become issuable upon any anti-dilution adjustment pursuant to the terms of the Note, the Warrants and the Placement Agent Warrants issued to the applicable Selling Stockholders by reason of stock splits, stock dividends, and other events described therein.

The Conversion Shares, the Warrant Shares and the Placement Agent Warrant Shares will be resold from time to time by the Selling Stockholders listed in the section titled “Selling Stockholders” beginning on page 29.

The Selling Stockholders, or their respective transferees, pledgees, donees or other successors-in-interest, may sell the Conversion Shares, the Warrant Shares and the Placement Agent Warrant Shares through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The Selling Stockholders may sell any, all or none of the shares of Common Stock offered by this prospectus, and we do not know when or in what amount the Selling Stockholders may sell their Conversion Shares, Warrant Shares or Placement Agent Warrant Shares hereunder following the effective date of this registration statement. We provide more information about how a Selling Stockholder may sell such shares of Common Stock in the section titled “Plan of Distribution” on page 35.

We are registering the Conversion Shares, the Warrant Shares, and the Placement Agent Warrant Shares on behalf of the Selling Stockholders, to be offered and sold by them from time to time. While we will not receive any proceeds from the sale of our Common Stock by the Selling Stockholders in the offering described in this prospectus, we will receive $2.32 per share upon the cash exercise of the 2020 Warrant, $6.40 per share upon the cash exercise of the 2020 Placement Agent Warrant, and $0.997 per share upon the cash exercise of each of the 2022 Warrant and 2022 Placement Agent Warrant. Upon exercise of the Warrants and the Placement Agent Warrants for all 2,324,701 Warrant Shares and all 214,784 Placement Agent Warrant Shares, respectively, by payment of cash, however, we will receive aggregate gross proceeds of $2,943,307.06. However, we cannot predict when and in what amounts or if the Warrants or the Placement Agent Warrants will be exercised, and it is possible that the Warrants and/or the Placement Agent Warrants may expire and never be exercised, in which case we would not receive any cash proceeds. We have agreed to bear all of the expenses incurred in connection with the registration of the Conversion Shares, the Warrant Shares, and the Placement Agent Warrant Shares. The Selling Stockholders will pay or assume discounts, commissions, fees of underwriters, selling brokers or dealer managers and similar expenses, if any, incurred for the sale of the Conversion Shares, Warrant Shares, and Placement Agent Warrant Shares.

Our Common Stock is currently listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “WISA.” On November 4, 2022, the last reported sale price of our Common Stock on Nasdaq was $0.38 per share.

We are an “emerging growth company” as the term is used in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and, as such, have elected to comply with certain reduced public company reporting requirements for this and future filings.

This offering will terminate on the earlier of (i) the date when all of the Securities registered hereunder have been sold pursuant to this prospectus or Rule 144 under the Securities Act, and (ii) the date on which all of such securities may be sold pursuant to Rule 144 without volume or manner-of-sale restrictions, unless we terminate it earlier.

Investing in our Common Stock involves risks. You should carefully review the risks described under the heading “Risk Factors” beginning on page 8 and in the documents which are incorporated by reference herein before you invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is      , 2022.

ABOUT THIS PROSPECTUS

This prospectus describes the general manner in which the Selling Stockholders may offer from time to time up to 9,739,485 shares of Common Stock, consisting of (i) up to 7,200,000 Conversion Shares, without obtaining Stockholder Approval (as defined in that certain securities purchase agreement, dated as of August 15, 2022, by and between the Company and such Selling Stockholder), (ii) up to 2,324,701 Warrant Shares, and (iii) up to 214,784 Placement Agent Warrant Shares. You should rely only on the information contained in this prospectus and the related exhibits, any prospectus supplement or amendment thereto and the documents incorporated by reference, or to which we have referred you, before making your investment decision. Neither we nor the Selling Stockholders have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus, any prospectus supplement or amendments thereto do not constitute an offer to sell, or a solicitation of an offer to purchase, the shares of Common Stock offered by this prospectus, any prospectus supplement or amendments thereto in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. You should not assume that the information contained in this prospectus, any prospectus supplement or amendments thereto, as well as information we have previously filed with the U.S. Securities and Exchange Commission (the “SEC”), is accurate as of any date other than the date on the front cover of the applicable document.

If necessary, the specific manner in which the shares of Common Stock may be offered and sold will be described in a supplement to this prospectus, which supplement may also add, update or change any of the information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and any prospectus supplement, you should rely on the information in such prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus or any prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement.

Neither the delivery of this prospectus nor any distribution of shares of Common Stock pursuant to this prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated by reference into this prospectus or in our affairs since the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since such date.

When used herein, unless the context requires otherwise, references to “WiSA,” “Company,” “we,” “our” and “us” refer to WiSA Technologies, Inc., a Delaware corporation.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any applicable prospectus supplement or amendment and the information incorporated by reference in this prospectus contain various forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), which represent our expectations or beliefs concerning future events. Forward-looking statements include statements that are predictive in nature, which depend upon or refer to future events or conditions, and/or which include words such as “believes,” “plans,” “intends,” “anticipates,” “estimates,” “expects,” “may,” “will” or similar expressions. In addition, any statements concerning future financial performance, ongoing strategies or prospects, and possible future actions, including any potential strategic transaction involving us, which may be provided by our management, are also forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and are subject to risks, uncertainties, and assumptions about our company, economic and market factors, and the industry in which we do business, among other things. These statements are not guarantees of future performance, and we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. Actual events and results may differ materially from those expressed or forecasted in forward-looking statements due to a number of factors. Factors that could cause our actual performance, future results and actions to differ materially from any forward-looking statements include, but are not limited to, those discussed under the heading “Risk Factors” in any of our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act. The forward-looking statements in this prospectus, the applicable prospectus supplement or any amendments thereto and the information incorporated by reference in this prospectus represent our views as of the date such statements are made. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date such statements are made.

INDUSTRY AND MARKET DATA

Unless otherwise indicated, information contained in this prospectus concerning our industry and the market in which we operate, including our market position, market opportunity and market size, is based on information from various sources, on assumptions that we have made based on such data and other similar sources and on our knowledge of the markets for our products. These data sources involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates.

We have not independently verified any third-party information. While we believe the market position, market opportunity and market size information included in this prospectus is generally reliable, such information is inherently imprecise. In addition, projections, assumptions and estimates of our future performance and the future performance of the industry in which we operate is necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section titled “Risk Factors” and elsewhere in this prospectus. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

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PROSPECTUS SUMMARY

This summary highlights information contained in the documents incorporated herein by reference. Before making an investment decision, you should read the entire prospectus, and our other filings with the SEC, including those filings incorporated herein by reference, carefully, including the sections entitled “Risk Factors” and “Special Note Regarding Forward-Looking Statements.”

Overview

We are an emerging technology company and our primary business focus is to enable mainstream consumers and audio enthusiasts to experience high quality wireless audio. We intend to continue selling our proprietary wireless modules to consumer electronics companies while also expanding our focus to implement a lower cost solution by porting our software onto commercially available internet of things (“IoT”) modules with integrated Wi-Fi technology.

Our technology addresses some of the main issues that we perceive are hindering the growth of the home theater: complexity of installation and cost. We believe that consumers want to experience theater quality surround sound from the comfort of their homes. However, wired home theater systems often require expensive audio-visual (“AV”) receivers to decode the audio stream, leaving the consumer with the burden of concealing the wires. Hiring a professional to hide the wires into the walls or floor is invasive, complicated, costly and time consuming. Further, people who rent as opposed to own may not be able to install these systems as the installation construction needed may not be permitted under a lease agreement. Our first-generation wireless technology addresses these problems by transmitting wireless audio to each speaker at Blu-ray quality (uncompressed 24-bit audio up to 96 kHz sample rates) and emphasizing ease of setup. To our knowledge, our custom chips and modules technology is one of the few technologies available today that can stream up to eight (8) separate wireless audio channels with low latency, removing lip-sync issues between the audio and video sources. In addition, every speaker within a system that utilizes our technology can be synchronized to less than one microsecond, thus eliminating phase distortion between speakers. Our first-generation technology shows that wireless home theater systems are viable home audio solutions for the average consumer and audio enthusiast alike.

Current research and development investments focus on developing Wi-Fi compatible software for transmitting multichannel wireless audio for which patent applications have been submitted. A software solution enables smart devices that have Wi-Fi and video media to deliver surround sound audio and allows us to port our wireless audio technology to popular Wi-Fi based modules and systems on a chip (“SOC”) already shipping in volume. Our “Discovery” module announced in January 2021 is the first IoT module solution with our embedded wireless audio software that supports up to four separate wireless audio channels and, we believe, reduces the cost per wireless channel by over 50% for soundbars and entry level home theater applications up to a 3.1 configuration. Our goal is to continue to commercialize and improve performance of a software based-solution, which other brands can integrate into their devices, that will (i) reduce integration costs for mass market use, (ii) utilize Wi-Fi for wireless connectivity, making it easy to integrate into today’s high volume, low cost SOC and modules, (iii) provide a low power consumption option to allow for use in battery powered devices, and (iv) provide compatibility with popular consumer electronic operating systems.

Recent Developments

Strategic Transaction

On October 31, 2022, we announced that we are moving forward in our exploration of strategic alternatives to consider a wide range of options. To explore strategic opportunities specifically involved in our intellectual property (“IP”) and licensable software used in WiSA E and WiSA DS technologies, our board of directors (“Board”) approved the engagement of AQ Technology Partners during the third quarter. To date, four companies have executed non-disclosure agreements in consideration of a potential transaction. We, with our advisors, are evaluating a broad range of strategic transactions. Potential strategic transactions that may be explored or evaluated as part of this process include the potential for capital raising transactions, an acquisition, sale of assets, including substantially all of our assets, merger, business combination, partnership, joint venture, licensing and/or another strategic alternative. Despite devoting efforts to identify and evaluate potential strategic transactions, the process may not result in any definitive offer to consummate a strategic transaction, or, if we receive such a definitive offer, the terms may not be as favorable as anticipated or may not result in the execution or approval of a definitive agreement. Even if we enter into a definitive agreement, we may not be successful in completing a transaction or, if we complete such a transaction, it may not enhance stockholder value or deliver expected benefits.

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Corporate Information

We were formed as a Delaware limited liability company on July 23, 2010 and converted into a Delaware corporation, effective December 31, 2017. Effective as of March 11, 2022, we changed our name to WiSA Technologies, Inc. We run our operations through WiSA Technologies, Inc., as well as through our wholly-owned subsidiary, WiSA, LLC, a Delaware limited liability company.

Where You Can Find Us

Our principal executive office is located at 15268 NW Greenbrier Pkwy, Beaverton, Oregon 97006 and our telephone number is (408) 627-4716. Our website address is www.wisatechnologies.com. The website for our associated brands, manufacturers and influencers within the consumer electronics industry, the WiSA Association, is http://www.wisatechnologies.com. The information contained on, or that can be accessed through, our websites is not incorporated by reference into this prospectus and is intended for informational purposes only.

WiSA Technologies, Summit Wireless Technologies, Summit Semiconductor, Summit WirelessTM, the WiSA Technologies logo, the Summit Wireless Technologies logo, the WiSA logo and other trade names, trademarks or service marks of WiSA Technologies, Inc. appearing in this prospectus are the property of WiSA Technologies, Inc. Trade names, trademarks and service marks of other companies appearing in this prospectus are the property of their respective holders.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). For as long as we are an emerging growth company, unlike public companies that are not emerging growth companies under the JOBS Act, we will not be required to:

●	provide an auditor’s attestation report on management’s assessment of the effectiveness of our system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002 (the “Sarbanes Oxley Act”);

●	provide more than two years of audited financial statements and related management’s discussion and analysis of financial condition and results of operations;

●	comply with any new requirements adopted by the Public Company Accounting Oversight Board (the “PCAOB”) requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer;

●	provide certain disclosure regarding executive compensation required of larger public companies or hold stockholder advisory votes on the executive compensation required by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”); or

●	obtain stockholder approval of any golden parachute payments not previously approved.

We will cease to be an emerging growth company upon the earliest of the:

●	last day of the fiscal year in which we have $1.07 billion or more in annual revenues;

●	date on which we become a “large accelerated filer” (the fiscal year-end on which the total market value of our common equity securities held by non-affiliates is $700 million or more as of June 30);

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●	date on which we issue more than $1.0 billion of non-convertible debt over a three-year period; or

●	last day of the fiscal year following the fifth anniversary of our initial public offering (“IPO”).

In addition, Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards, and we have elected to take advantage of such extended transition period for complying with new or revised accounting standards.

We have elected to adopt certain of the reduced disclosure requirements available to emerging growth companies. As a result of these elections, the information that we provide in this prospectus may be different than the information you may receive from other public companies in which you hold equity interests. In addition, it is possible that some investors will find our common stock less attractive as a result of these elections, which may result in a less active trading market for our common stock and higher volatility in our stock price.

We are also a “smaller reporting company,” meaning that the market value of our stock held by non-affiliates is less than $700 million and our annual revenue was less than $100 million during our most recently completed fiscal year. We may continue to be a smaller reporting company if either (i) the market value of our stock held by non-affiliates is less than $250 million measured on the last business day of our second fiscal quarter or (ii) our annual revenue is less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700 million measured on the last business day of our second fiscal quarter. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. For so long as we remain a smaller reporting company, we are permitted and intend to rely on exemptions from certain disclosure and other requirements that are applicable to other public companies that are not smaller reporting companies.

Summary of Risk Factors

Risks Related to Strategic Transactions

•	There can be no assurance that our review of strategic transactions and our financing strategy will result in a transaction satisfactory to holders of our Common Stock or any change at all.
•	The pursuit of strategic transactions or financing transactions may consume a substantial portion of the time and attention of our management and require additional capital resources and may be disruptive to our business, which could have a material adverse effect on our business, financial condition and results of operations/

Risks Related to Our Business and Industry

•	We have incurred losses since inception.
•	Our independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about our ability to continue as a going concern.
•	We depend upon the timely delivery of products from our vendors and purchases from our partners and customers.
•	A small number of customers represent a significant percentage of our revenue, so any loss of key customers could have a material adverse effect on our business.
•	We are reliant on module manufacturers to produce the modules which we then sell to our customers and any change in their management or business could have a negative effect on our operations.
•	We currently rely on semiconductor manufacturers to manufacture our semiconductors, and our failure to manage our relationship with our semiconductor manufacturers successfully could negatively impact our business.
•	Declines in or problems with the WiSA Association membership could negatively affect our reputation.
•	Failure to stay on top of technology innovation could harm our business model.
•	Failure to effectively develop and expand our sales and marketing capabilities could harm our ability to increase our customer base and achieve broader
•	market acceptance of our modules.
•	Interruptions or performance problems associated with technology and wireless technology outside of our control may adversely affect our business and results of operations.
•	Real or perceived errors, failures or bugs in our modules could adversely affect our operating results and growth prospects.
•	We rely on the cooperation of our customers to install our modules in their audio products/
•	If we do not or cannot maintain cutting edge technology and compatibility of our modules with products that our customers use, our business could suffer.

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•	Our future quarterly results of operations may fluctuate significantly due to a wide range of factors, which makes our future results difficult to predict.
•	Our sales are subject to fluctuation as a result of seasonality, which is outside of our control.
•	Our sales are subject to fluctuation as a result of our customers’ new product introduction timelines and end-user adoption of our customers’ retail products, both of which are outside of our control.
•	We conduct international operations, which exposes us to significant risks.
•	We are dependent on the continued services and performance of our senior management and other key personnel, the loss of any of whom could adversely affect our business.
•	Cyber-security incidents, including data security breaches or computer viruses, could harm our business by disrupting our delivery of products or services, damaging our reputation or exposing us to liability.
•	Changes in financial accounting standards may cause adverse and unexpected revenue fluctuations and impact our reported results of operations.
•	Climate change may have a long-term impact on our business.

Risks Related to Our Intellectual Property

•	Failure to protect our Intellectual Property rights could adversely affect our business.
•	We may be subject to IP rights claims by third parties, which are extremely costly to defend, could require us to pay significant damages and could limit our ability to use certain technologies.
•	We have been notified by The Nasdaq Stock Market LLC of our failure to comply with certain continued listing requirements and, if we are unable to regain compliance with all applicable continued listing requirements and standards of Nasdaq, our Common Stock could be delisted from Nasdaq.
•	Substantial future sales of shares of our Common Stock could cause the market price of our Common Stock to decline.

Risks Related to this Offering and Ownership of Our Common Stock

•	We will have broad discretion as to any proceeds that we receive from the cash exercise by any holders of the Warrants, and we may not use the proceeds effectively.
•	Substantial future sales of shares of our Common Stock could cause the market price of our Common Stock to decline.
•	A large number of shares may be sold in the market following this offering, which may significantly depress the market price of our Common Stock.
•	We could issue “blank check” preferred stock without stockholder approval with the effect of diluting then current stockholder interests and impairing their voting rights; and provisions in our charter documents could discourage a takeover that stockholders may consider favorable.
•	Neither we nor the Selling Stockholders have authorized any other party to provide you with information concerning us or this offering.

General Risk Factors

•	We face risks related to health pandemics, epidemics and other outbreaks, including the continuing COVID-19 pandemic and the spread of monkeypox, any of which could significantly disrupt our operations and could materially and adversely affect our business.
•	Economic uncertainties or downturns, or political changes, in the United States and globally, could limit the availability of funds available to our customers and potential customers, which could materially adversely affect our business.
•	Changes in government trade policies, including the imposition of tariffs and export restrictions, could have an adverse impact on our business operations and sales.
•	A decline in discretionary consumer spending may adversely affect our industry, our operations and ultimately our profitability.
•	Consumer spending weakness could impact our revenue.
•	We face intense competition in our industry, and we may not be able to compete successfully in our target markets.
•	If we are unable to attract, integrate and retain additional qualified personnel, including top technical talent, our business could be adversely affected.
•	We may be subject to litigation for a variety of claims, which could adversely affect our results of operations, harm our reputation or otherwise negatively impact our business.
•	The market price for our Common Stock is particularly volatile given our status as a relatively unknown company with a small and thinly traded public float, and lack of profits, which could lead to wide fluctuations in our share price.
•	The requirements of being a U.S. public company may strain our resources and divert management’s attention.
•	If securities or industry analysts do not publish research or reports about our business, or publish negative reports about our business, our Common Stock price and trading volume could decline.
•	We do not intend to pay dividends on shares of our Common Stock for the foreseeable future.
•	In the event that our Common Stock is delisted from Nasdaq, U.S. broker-dealers may be discouraged from effecting transactions in shares of our Common Stock because they may be considered penny stocks and thus be subject to the penny stock rules.

Please see “Risk Factors” below for more details.

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RISK FACTORS

Holding shares of Common Stock involves a high degree of risk. You should carefully consider and evaluate all of the information contained in this prospectus and in the documents that we incorporate by reference into this prospectus before you decide to accept any Conversion Shares, Warrant Shares or Placement Agent Warrant Shares offered hereby. In particular, you should carefully consider and evaluate the risks and uncertainties described under the heading “Risk Factors” in this prospectus, or in the documents incorporated by reference herein. Any of the risks and uncertainties set forth in this prospectus, as updated by annual, quarterly and other reports and documents that we file with the SEC and incorporate by reference into this prospectus, could materially and adversely affect our business, results of operations and financial condition, which in turn could materially and adversely affect the value of our Common Stock.

Risks Related to Strategic Transactions

There can be no assurance that our review of strategic transactions and our financing strategy will result in a transaction satisfactory to holders of our Common Stock or any change at all.

On October 31, 2022, we announced that we are moving forward in our exploration of strategic alternatives to consider a wide range of options. To explore strategic opportunities specifically involved in our IP and licensable software used in WiSA E and WiSA DS technologies, our board of directors approved the engagement of AQ Technology Partners during the third quarter. To date, four companies have executed non-disclosure agreements in consideration of a potential transaction.We, with our advisors, are evaluating a broad range of strategic transactions. We, with our advisors, are evaluating a broad range of strategic transactions. Potential strategic transactions that may be explored or evaluated as part of this process include the potential for capital raising transactions, an acquisition, sale of assets, including substantially all of our assets, merger, business combination, partnership, joint venture, licensing and/or another strategic alternative. Despite devoting efforts to identify and evaluate potential strategic transactions, the process may not result in any definitive offer to consummate a strategic transaction, or, if we receive such a definitive offer, the terms may not be as favorable as anticipated or may not result in the execution or approval of a definitive agreement. Even if we enter into a definitive agreement, we may not be successful in completing a transaction or, if we complete such a transaction, it may not enhance stockholder value or deliver expected benefits.

The pursuit of strategic transactions or financing transactions may consume a substantial portion of the time and attention of our management and require additional capital resources and may be disruptive to our business, which could have a material adverse effect on our business, financial condition and results of operations.

We are not able to predict with certainty the amount of time and resources necessary to successfully identify, pursue and execute any strategic transaction or obtain additional financing, if we are able to do so at all. The diversion of management’s attention may materially adversely affect the conduct of our business and, as a result, our financial condition and results of operations. The additional expense we incur in connection with our review of strategic alternatives and pursuit of strategic or financing transactions may materially adversely impact our financial condition and partially offset the value of any strategic transaction we execute or additional financing we obtain.

Risks Related to Our Business and Industry

We have incurred losses since inception.

We have incurred net losses since inception and had an accumulated deficit of approximately $220.2 million as of June 30, 2022. If we are unsuccessful in implementing any initiatives to improve our revenues in order to achieve profitability, it will have a material adverse impact on our business, prospects, operating results and financial condition. There can be no assurance that the revenue that we generate will be able to support our operations or meet our working capital needs.

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Our independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about our ability to continue as a going concern.

Our independent registered public accounting firm has included in its report for the year ended December 31, 2021 an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern. Our consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the discharge of liabilities in the normal course of business. Our ability to continue as a going concern is contingent upon, other factors, our ability to raise additional capital through sales of our securities, including this offering, and incurrence of debt. Additionally, future capital requirements will depend on many factors, including the rate of revenue growth, the selling price of our products, the expansion of sales and marketing activities, the timing and extent of spending on research and development efforts and the continuing market acceptance of our products. These factors raise substantial doubt about our ability to continue as a going concern. There is no assurance that additional financing will be available at terms acceptable to us or at all. If we cannot continue as a viable entity, this could materially adversely affect the value of the shares of Common Stock.

We depend upon the timely delivery of products from our vendors and purchases from our partners and customers.

We depend on manufacturers and component customers to deliver and purchase hardware and consumer electronics in quantities sufficient to meet customer demand. In addition, we depend on these manufacturers and customers to introduce new and innovative products and components to drive industry sales. During the first half of 2022, we have experienced sales declines indirectly through disruption in the supply chain for several of our industry partners or customers whose own supply chains have been disrupted based on a variety of macroeconomic events that may or may not be related to the COVID-19 pandemic, which have resulted in delays throughout the consumer electronics industry. Any material delay in the introduction or delivery, or limited allocations of products or offerings could result in reduced sales by us, which could have a material adverse impact on our financial results. Any reduction in allocation of components or new hardware platforms or other technological advances by vendors or our customers (in which our technology is part of their hardware offering) to third parties such as big box retailers, could also have a material adverse impact on our financial results.

Disruptions and delays in our supply chains as a result of the COVID-19 pandemic could adversely impact manufacturers’ and other customers’ ability to meet customer demand. Additionally, the prioritization of shipments of certain products as a result of the COVID-19 pandemic could cause delays in the shipment or delivery of our products. Such disruptions could also result in reduced sales by us, which could materially and adversely impact on our financial results.

A small number of customers represent a significant percentage of our revenue, so any loss of key customers could have a material adverse effect on our business.

A small number of our customers represent a significant percentage of our revenue. Although we may have agreements with these customers, these agreements typically do not require any minimum purchases and do not prohibit customers from using competing technologies or customers from purchasing products and services from competitors. Because many of our markets are rapidly evolving, customer demand for our technologies and products can shift quickly. As of December 31, 2021, we had two customers accounting for 35% and 27% of accounts receivable and three customers accounting for 27%, 17% and 14% of our net revenue for the year ended December 31, 2022. As of June 30, 2022, we had one customer accounting for 76% of our accounts receivable and, for the six months ended June 30, 2022, we had four customers accountings for 21%, 16%, 13% and 13% of our net revenue. A loss of any of our key customers could have a material adverse effect on our business and results of operations.

We are reliant on module manufacturers to produce the modules which we then sell to our customers and any change in their management or business could have a negative effect on our operations.

Our revenue from the sale of modules to consumer electronics and speaker companies depends in large part upon the availability of our modules that implement our technologies. Our manufacturers incorporate our technologies into these modules, which are then incorporated in consumer entertainment products. We do not manufacture these modules, but rather depend on manufacturers to produce the modules which we then sell to our customers. We do not control the manufacturers. While we have a longstanding relationship with our manufacturers, there can be no assurance that our manufacturers will continue to timely produce our modules. Change in management of our manufacturers or a change in their operations could negatively affect our production and cause us to seek other manufacturers which we may not be able to obtain on the same or similar terms as our current manufacturers. This could have a negative effect on our operations.

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We currently rely on semiconductor manufacturers to manufacture our semiconductors, and our failure to manage our relationship with our semiconductor manufacturers successfully could negatively impact our business.

We rely on a single contractor in Japan for the production of our transmit semiconductor chip and a single contractor in China for the production of our receive semiconductor chip. Our reliance on these semiconductor manufacturers reduces our control over the manufacturing process, exposing us to risks, including increase production costs and reduced product supply. If we fail to manage our relationships with these manufacturers effectively, or if a contract manufacturer experiences delays, disruptions, or decides to end-of-life components that it manufactures for us, our ability to ship products to our end-user customers could be impaired and our competitive position and reputation could be harmed. In addition, any adverse change in our manufacturers’ financial or business condition could disrupt our ability to supply quality products to our end-user customers. If we are required to change manufacturers, we may lose revenue, incur increased costs and damage our customer relationships. In addition, qualifying a new semiconductor manufacturer and commencing production can be an expensive and lengthy process. As a result of any of these aforementioned disruptions, we would experience a delay in our order fulfillment, and our business, operating results and financial condition would be adversely affected.

Declines in or problems with the WiSA Association membership could negatively affect our reputation.

Our wholly owned subsidiary, WiSA, LLC, operates the “WiSA Association,” which is an association comprised of brands, manufacturers, and influencers within the consumer electronics industry, with the purpose of promoting a standardized method of interoperability between wireless audio components using our technology. We rely significantly on the WiSA Association to uphold the standards and criteria of interoperable audio products. If we lose members or new technology is developed that is easier to incorporate than ours, the WiSA Association may fail to maintain its active status and the sales of our modules could diminish as well. In addition, failure of our members to adhere to our policies designed to provide interoperability between audio systems could undermine the integrity of our brand.

Failure to stay on top of technology innovation could harm our business model.

Our revenue growth will depend upon our success in new and existing markets for our technologies. The markets for our technologies and products are defined by:

●	rapid technological change;

●	new and improved technology and frequent product introductions;

●	consumer demands; evolving industry standards; and

●	technology and product obsolescence.

Our future success depends on our ability to enhance our technologies and products and to develop new technologies and products that address the market needs in a timely manner. Technology development is a complex, uncertain process requiring high levels of innovation, highly skilled engineering and development personnel, and the accurate anticipation of technological and market trends. We may not be able to identify, develop, acquire, market, or support new or enhanced technologies or products on a timely basis, if at all.

Failure to effectively develop and expand our sales and marketing capabilities could harm our ability to increase our customer base and achieve broader market acceptance of our modules.

To increase total customers and customer recognition of the WiSA Association products and to achieve broader market acceptance of our technology, we will need to expand our sales and marketing organization and increase our business development resources, including the vertical and geographic distribution of our sales force and our teams of account executives focused on new accounts and responsible for renewal and growth of existing accounts.

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Our business requires that our sales personnel have particular expertise and experience in interoperability of audio systems, and the latest wireless audio technology. We may not achieve revenue growth from expanding our sales force if we are unable to hire, develop and retain talented sales personnel with appropriate experience, if our new sales personnel are unable to achieve desired productivity levels in a reasonable period of time or if our sales and marketing programs are not effective.

Interruptions or performance problems associated with technology and wireless technology outside of our control may adversely affect our business and results of operations.

We may in the future experience performance issues due to a variety of factors, including wireless technology disruptions, human or software errors. If a wireless connection is compromised, our products will not work as designed and our business could be negatively affected. In some instances, we may not be able to identify the cause or causes of these performance problems within an acceptable period or a connection problem may be out of our control and could deter customers from purchasing wireless audio components.

We expect to continue to make significant investments to maintain and improve the performance of our modules. To the extent that we do not effectively address capacity constraints, upgrade our systems as needed and continually develop our technology to accommodate actual and anticipated changes in technology, our business, operating results and financial condition may be adversely affected.

Real or perceived errors, failures or bugs in our modules could adversely affect our operating results and growth prospects.

Because our modules are complex, undetected errors, failures or bugs may occur. Our module is installed and used in numerous audio systems of different brands with different operating systems, system management software, and equipment and networking configurations, which may cause errors or failures of our technology. Despite our testing, errors, failures or bugs may not be found in our modules until it is released to our customers. Moreover, our customers could incorrectly implement or inadvertently misuse our modules, which could result in customer dissatisfaction and adversely impact the perceived quality or utility of our products as well as our brand.

Any of these real or perceived errors, compatibility issues, failures or bugs in our modules could result in negative publicity, reputational harm, loss of competitive position or claims by customers for losses sustained by them. In such an event, we may be required, or may choose, for customer relations or other reasons, to expend additional resources to correct the problem. Alleviating any of these problems could require significant expenditures of our capital and other resources and could cause interruptions or delays in the use of our solutions, which could cause us to lose existing or potential customers and could adversely affect our operating results and growth prospects.

We rely on the cooperation of our customers to install our modules in their audio products.

Our modules are sold to our customers who are consumer electronics companies. Our customers install the modules into their products. Our customers’ audio products are sold to the public who must then install the audio system into their homes or businesses. We do not oversee installation of our products and therefore have no control over the result. If a module is not installed correctly in a customer product or an end consumer does not install their audio system correctly, our technology may not work properly, which could result in customer dissatisfaction or have a material adverse impact on our reputation, our business and our financial results.

If we do not or cannot maintain cutting edge technology and compatibility of our modules with products that our customers use, our business could suffer.

Our customers integrate our modules into their products. The functionality and popularity of our technology depends, in part, on our ability to produce modules that integrate into our customers’ products. Our customers may change the features of their technologies and audio systems may advance technologically. Such changes or advancements could functionally limit or terminate the utility of our product, which could negatively impact our customer service and harm our business. If we fail to maintain cutting edge technology and compatibility with the products our customers produce, we may not be able to offer the functionality that our customers need, and our customers may not purchase our modules, which would negatively impact our ability to generate revenue and have a material adverse impact on our business.

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Our future quarterly results of operations may fluctuate significantly due to a wide range of factors, which makes our future results difficult to predict.

Our revenues and results of operations could vary significantly from quarter to quarter because of various factors, many of which are outside of our control, including:

●	the expansion of our customer base;

●	the renewal of agreements with, and expansion of coverage by, existing customers;

●	the size, timing and terms of our sales to both existing and new customers;

●	the introduction of products or services that may compete with us for the limited funds available to our customers, and changes in the cost of such products or services;

●	changes in our customers’ and potential customers’ budgets;

●	our ability to control costs, including our operating expenses;

●	our ability to hire, train and maintain our direct sales force, engineers, and marketing employees;

●	the timing of satisfying revenue recognition criteria in connection with initial deployment and renewals;

●	general economic and political conditions, both domestically and internationally; and
●	the effects of outbreaks, epidemics or pandemics of contagious diseases, including the length and severity of COVID-19.

Any one of these or other factors discussed elsewhere in this prospectus or the documents incorporated by reference herein may result in fluctuations in our revenues and operating results, meaning that quarter-to-quarter comparisons of our revenues, results of operations and cash flows may not necessarily be indicative of our future performance.

Because of the fluctuations described above, our ability to forecast revenues is limited and we may not be able to accurately predict our future revenues or results of operations. In addition, we base our current and future expense levels on our operating plans and sales forecasts, and our operating expenses are expected to be relatively fixed in the short term. Accordingly, we may not be able to reduce our costs sufficiently to compensate for an unexpected shortfall in revenues, and even a small shortfall in revenues could disproportionately and adversely affect our financial results for that quarter. The variability and unpredictability of these and other factors could result in our failing to meet or exceed financial expectations for a given period.

Our sales are subject to fluctuation as a result of seasonality, which is outside of our control.

Our sales are subject to the seasonality of when consumers buy electronic products, generally in the third quarter leading up to the year-end holiday season. Our customers’ plans to complete and ship new products to meet this seasonal peak can critically impact our financial results should they miss the holiday season. As a result of these factors, our financial results for any single quarter or for periods of less than a year are not necessarily indicative of the results that may be achieved for a full fiscal year.

Our sales are subject to fluctuation as a result of our customers’ new product introduction timelines and end-user adoption of our customers’ retail products, both of which are outside of our control.

We, in conjunction with our customers, are launching a new technology to the retail and consumer market. The consumer adoption rate at retail is a critical component of our financial success and is currently an unknown component of our financial plans. The variability and unpredictability of these and other factors could result in our failing to meet or exceed financial expectations for a given period. As a result of these factors, our financial results for any single quarter or for periods of less than a year are not necessarily indicative of the results that may be achieved for a full fiscal year.

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We conduct international operations, which exposes us to significant risks.

Our headquarters are located in Oregon, but we also have employees in Taiwan and representatives in China, Japan and the Republic of Korea. Operating in international markets requires significant resources and management attention and subjects us to regulatory, economic and political risks in addition to those we already face in the United States. In addition, we invest time and resources in understanding the regulatory framework and political environments of our customers overseas in order to focus our sales efforts. Because such regulatory and political considerations are likely to vary across jurisdictions, this effort requires additional time and attention from our sales team and could lead to a sales cycle that is longer than our typical process for sales in the United States. We also may need to hire additional employees and otherwise invest in our international operations in order to reach new customers. Because of our limited experience with international operations as well as developing and managing sales in international markets, our international efforts may not be successful.

In addition, we will face risks in doing business internationally that could adversely affect our business, including:

●	the potential impact of currency exchange fluctuations;

●	the difficulty of staffing and managing international operations and the increased operations, travel, shipping and compliance costs associated with having customers in numerous international locations;

●	potentially greater difficulty collecting accounts receivable and longer payment cycles;

●	the need to offer customer support in various languages;

●	challenges in understanding and complying with local laws, regulations and customs in foreign jurisdictions;

●	export controls and economic sanctions administered by the Department of Commerce Bureau of Industry and Security and the Treasury Department’s Office of Foreign Assets Control;

●	compliance with various anti-bribery and anti-corruption laws such as the Foreign Corrupt Practices Act and United Kingdom Bribery Act of 2010;

●	tariffs and other non-tariff barriers, such as quotas and local content rules;

●	more limited protection for our intellectual property in some countries;

●	adverse or uncertain tax consequences as a result of international operations;

●	currency control regulations, which might restrict or prohibit our conversion of other currencies into U.S. dollars;

●	restrictions on the transfer of funds;

●	deterioration of political relations between the United States and other countries; and

●	political or social unrest or economic instability in a specific country or region in which we operate, which could have an adverse impact on our operations in that location.

Also, we expect that due to costs related to our international efforts and the increased cost of doing business internationally, we will incur higher costs to secure sales to international customers than the comparable costs for domestic customers. As a result, our financial results may fluctuate as we expand our operations and customer base worldwide.

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Our failure to manage any of these risks successfully could harm our international operations and adversely affect our business, operating results and financial condition.

We are dependent on the continued services and performance of our senior management and other key personnel, the loss of any of whom could adversely affect our business.

Our future success depends in large part on the continued contributions of our senior management and other key personnel. In particular, the leadership of key management personnel is critical to the successful management of our Company, the development of our products, and our strategic direction. We also depend on the contributions of key technical personnel.

We do not maintain “key person” insurance for any member of our senior management team or any of our other key employees. Our senior management and key personnel are all employed on an at-will basis, which means that they could terminate their employment with us at any time, for any reason and without notice. The loss of any of our key management personnel could significantly delay or prevent the achievement of our development and strategic objectives and adversely affect our business.

Cyber-security incidents, including data security breaches or computer viruses, could harm our business by disrupting our delivery of products or services, damaging our reputation or exposing us to liability.

We receive, process, store and transmit, often electronically, the data of our customers and others, much of which is confidential. Unauthorized access to our computer systems or stored data could result in the theft, including cyber-theft, or improper disclosure of confidential information, and the deletion or modification of records could cause interruptions in our operations. These cyber-security risks increase when we transmit information from one location to another, including over the Internet or other electronic networks. Despite the security measures we have implemented, our facilities, systems and procedures, and those of our third-party service providers, may be vulnerable to security breaches, acts of vandalism, software viruses, misplaced or lost data, programming or human errors or other similar events which may disrupt our delivery of services or expose the confidential information of our customers and others. Any security breach involving the misappropriation, loss or other unauthorized disclosure or use of confidential information of our customers or others, whether by us or a third party, could subject us to civil and criminal penalties, have a negative impact on our reputation, or expose us to liability to our customers, third parties or government authorities. We are not aware of such breaches to date. There can be no assurance that we will be able to effectively handle a failure of our information systems, or that we will be able to restore our operational capacity in a timely manner to avoid disruption to our business. Any of these developments could have a material adverse effect on our business, financial condition and results of operations.

Changes in financial accounting standards may cause adverse and unexpected revenue fluctuations and impact our reported results of operations.

A change in accounting standards or practices could harm our operating results and may even affect our reporting of transactions completed before the change is effective. New accounting pronouncements and varying interpretations of accounting pronouncements have occurred and may occur in the future. Changes to existing rules or the questioning of current practices may harm our operating results or the way we conduct our business.

Climate change may have a long-term impact on our business.

Climate change may have an increasingly adverse impact on our business and those of our customers and suppliers. Water and energy availability and reliability in the communities where we conduct business is critical. We have facilities in regions that may be vulnerable to the impacts of extreme weather events. Climate change, its impact on our supply chain and critical infrastructure worldwide, and its potential to increase political instability in regions where we, our customers and suppliers do business, may disrupt our business and may cause us to experience higher attrition, losses and costs to maintain or resume operations. Although we maintain a program of insurance coverage for a variety of property, casualty, and other risks, the types and amounts of insurance we obtain vary depending on availability and cost. Some of our policies have large deductibles and broad exclusions, and our insurance providers may be unable or unwilling to pay a claim. Losses not covered by insurance may be large, which could harm our results of operations and financial condition.

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Our operations, products and services, as well as those of our suppliers and customers, may also be subject to climate-related laws, regulations and lawsuits. Regulations such as carbon taxes, fuel or energy taxes, and pollution limits could result in greater direct costs, including costs associated with changes to manufacturing processes or the procurement of raw materials used in manufacturing processes, increased levels of capital expenditures to improve facilities and equipment, and higher compliance and energy costs to reduce emissions, as well as greater indirect costs resulting from our customers, suppliers or both incurring additional compliance costs that are passed on to us. These costs and restrictions could harm our business and results of operations by increasing our expenses or requiring us to alter our operations and product design activities. Stockholder groups may find us insufficiently responsive to the implications of climate change, and therefore we may face legal action or reputational harm. We may also experience contractual disputes due to supply chain delays arising from climate change-related disruptions, which could result in increased litigation and costs.

We also face risks related to business trends that may be influenced by climate change concerns. Stockholder advocacy groups, certain institutional investors, investment funds, other market participants, stockholders and customers have focused increasingly on the environmental, social and corporate governance (“ESG”) and sustainability practices of companies, including those associated with climate change and human rights. These parties have placed increased importance on the implications of the social cost of their investments. If our ESG practices do not meet stockholder or other industry expectations and standards, which continue to evolve, our brand, reputation and business activities may be negatively impacted. Any sustainability disclosures we make may include our policies and practices on a variety of social and ethical matters, including corporate governance, environmental compliance, employee health and safety practices, human capital management, product quality, supply chain management, and talent diversity and inclusion practices. It is possible that our stockholders may not be satisfied with our ESG practices or the speed of their adoption. We could also incur additional costs and require additional resources to monitor, report, and comply with various ESG practices, or choose not to conduct business with potential customers, or discontinue or not expand business with existing customers, due to our policies. Also, our failure, or perceived failure, to meet the standards included in any sustainability disclosure could have a material negative impact on our reputation and business activities.

Risks Related to Our Intellectual Property

Failure to protect our Intellectual Property rights could adversely affect our business.

Our success depends, in part, on our ability to protect proprietary methods and technologies that we develop or license under patent and other Intellectual Property laws of the United States, so that we can prevent others from using our inventions and proprietary information. If we fail to protect our IP rights adequately, our competitors might gain access to our technology, and our business might be adversely affected. However, defending our IP rights might entail significant expenses. Any of our patent rights, copyrights, trademarks or other IP rights may be challenged by others, weakened or invalidated through administrative process or litigation.

As of November 4, 2022, we had 13 issued and 13 pending U.S. patents covering our technology. We also license issued U.S. patents from others. The patents that we own or license from others (including those that may be issued in the future) may not provide us with any competitive advantages or may be challenged by third parties, and our patent applications may never be granted.

Additionally, the process of obtaining patent protection is expensive and time-consuming, and we may not be able to prosecute all necessary or desirable patent applications at a reasonable cost or in a timely manner. Even if issued, there can be no assurance that these patents will adequately protect our IP, as the legal standards relating to the validity, enforceability and scope of protection of patent and other IP rights are uncertain.

Any patents that are issued may subsequently be invalidated or otherwise limited, allowing other companies to develop offerings that compete with ours, which could adversely affect our competitive business position, business prospects and financial condition. In addition, issuance of a patent does not guarantee that we have a right to practice the patented invention. Patent applications in the United States are typically not published until 18 months after filing or, in some cases, not at all, and publications of discoveries in industry-related literature lag behind actual discoveries. We cannot be certain that third parties do not have blocking patents that could be used to prevent us from marketing or practicing our patented software or technology.

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Effective patent, trademark, copyright and trade secret protection may not be available to us in every country in which our software is available. The laws of some foreign countries may not be as protective of IP rights as those in the United States (in particular, some foreign jurisdictions do not permit patent protection for software), and mechanisms for enforcement of IP rights may be inadequate. Additional uncertainty may result from changes to IP legislation enacted in the United States, including the recent America Invents Act, and other national governments and from interpretations of the IP laws of the United States and other countries by applicable courts and agencies. Accordingly, despite our efforts, we may be unable to prevent third parties from infringing upon or misappropriating our IP.

We rely in part on trade secrets, proprietary know-how and other confidential information to maintain our competitive position. Although we endeavor to enter into non-disclosure agreements with our employees, licensees and others who may have access to this information, we cannot assure you that these agreements or other steps we have taken will prevent unauthorized use, disclosure or reverse engineering of our technology. Moreover, third parties may independently develop technologies or products that compete with ours, and we may be unable to prevent this competition.

We might be required to spend significant resources to monitor and protect our IP rights. We may initiate claims or litigation against third parties for infringement of our proprietary rights or to establish the validity of our proprietary rights. Litigation also puts our patents at risk of being invalidated or interpreted narrowly and our patent applications at risk of not issuing. Additionally, we may provoke third parties to assert counterclaims against us. We may not prevail in any lawsuits that we initiate, and the damages or other remedies awarded, if any, may not be commercially viable. Any litigation, whether or not resolved in our favor, could result in significant expense to us and divert the efforts of our technical and management personnel, which may adversely affect our business, operating results, financial condition and cash flows.

We may be subject to IP rights claims by third parties, which are extremely costly to defend, could require us to pay significant damages and could limit our ability to use certain technologies.

Companies in the software and technology industries, including some of our current and potential competitors, own large numbers of patents, copyrights, trademarks and trade secrets and frequently enter into litigation based on allegations of infringement or other violations of IP rights. In addition, many of these companies have the capability to dedicate substantially greater resources to enforce their IP rights and to defend claims that may be brought against them. The litigation may involve patent holding companies or other adverse patent owners that have no relevant product revenues and against which our patents may therefore provide little or no deterrence. We have received, and may in the future receive, notices that claim we have misappropriated, misused, or infringed other parties’ IP rights, and, to the extent we gain greater market visibility, we face a higher risk of being the subject of IP infringement claims.

There may be third-party IP rights, including issued or pending patents that cover significant aspects of our technologies or business methods. Any IP claims, with or without merit, could be very time-consuming, could be expensive to settle or litigate and could divert our management’s attention and other resources. These claims could also subject us to significant liability for damages, potentially including treble damages if we are found to have willfully infringed patents or copyrights. These claims could also result in our having to stop using technology found to be in violation of a third party’s rights. We might be required to seek a license for the IP, which may not be available on reasonable terms or at all. Even if a license were available, we could be required to pay significant royalties, which would increase our operating expenses. As a result, we may be required to develop alternative non-infringing technology, which could require significant effort and expense. If we cannot license or develop technology for any infringing aspect of our business, we would be forced to limit or stop sales of our software and may be unable to compete effectively. Any of these results would adversely affect our business, operating results, financial condition and cash flows.

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We have been notified by The Nasdaq Stock Market LLC of our failure to comply with certain continued listing requirements and, if we are unable to regain compliance with all applicable continued listing requirements and standards of Nasdaq, our Common Stock could be delisted from Nasdaq.

Our Common Stock is currently listed on Nasdaq. In order to maintain that listing, we must satisfy minimum financial and other continued listing requirements and standards, including those regarding director independence and independent committee requirements, minimum stockholders’ equity, minimum share price, and certain corporate governance requirements.

On June 23, 2022, we received a written notification from the Listing Qualifications Department of the Nasdaq Stock Market LLC notifying us that we were not in compliance with the minimum bid price requirement for continued listing on Nasdaq, as set forth under Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”), because the closing bid price of our Common Stock was below $1.00 per share for the previous thirty (30) consecutive business days. We were granted 180 calendar days, or until December 20, 2022, to regain compliance with the Minimum Bid Price Requirement. In the event we do not regain compliance with the Minimum Bid Price Requirement by December 20, 2022, we may be eligible for an additional 180-calendar day grace period. To qualify, we will be required to meet the continued listing requirement for market value of publicly held shares and all other listing standards for Nasdaq, with the exception of the Minimum Bid Price Requirement, and will need to provide written notice to The Nasdaq Stock Market LLC of our intent to regain compliance with such requirement during such second compliance period. If we do not regain compliance within the allotted compliance period(s), including any extensions that may be granted, The Nasdaq Stock Market LLC will provide notice that our Common Stock will be subject to delisting from Nasdaq. At that time, we may appeal The Nasdaq Stock Market LLC’s determination to a hearings panel.

There can be no assurances that we will be able to regain compliance with the Minimum Bid Price Requirement or if we do later regain compliance with the Minimum Bid Price Requirement, that we will be able to continue to comply with all applicable Nasdaq listing requirements now or in the future. If we are unable to maintain compliance with these Nasdaq requirements, our Common Stock will be delisted from Nasdaq.

In the event that our Common Stock is delisted from Nasdaq, as a result of our failure to comply with the Minimum Bid Price Requirement, or due to our failure to continue to comply with any other requirement for continued listing on Nasdaq, and is not eligible for listing on another exchange, trading in the shares of our Common Stock could be conducted in the over-the-counter market or on an electronic bulletin board established for unlisted securities such as the Pink Sheets or the OTC Bulletin Board. In such event, it could become more difficult to dispose of, or obtain accurate price quotations for, our Common Stock, and it would likely be more difficult to obtain coverage by securities analysts and the news media, which could cause the price of our Common Stock to decline further. Also, it may be difficult for us to raise additional capital if we are not listed on a national exchange.

Substantial future sales of shares of our Common Stock could cause the market price of our Common Stock to decline.

We expect that significant additional capital will be needed in the near future to continue our planned operations. Sales of a substantial number of shares of our Common Stock in the public market, or the perception that these sales might occur, could depress the market price of our Common Stock and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that such sales may have on the prevailing market price of our shares.

We have financed our operations, and we expect to continue to finance our operations, acquisitions, if any, and the development of strategic relationships by issuing equity and/or convertible securities, which could significantly reduce the percentage ownership of our existing stockholders. Further, any additional financing that we secure may require the granting of rights, preferences or privileges senior to, or pari passu with, those of our Common Stock. Additionally, we may acquire other technologies or finance strategic alliances by issuing our equity or equity-linked securities, which may result in additional dilution. Any issuances by us of equity securities may be at or below the prevailing market price of our Common Stock and in any event may have a dilutive impact on your ownership interest, which could cause the market price of our Common Stock to decline. We may also raise additional funds through the incurrence of debt or the issuance or sale of other securities or instruments senior to our shares of Common Stock. The holders of any securities or instruments we may issue may have rights superior to the rights of our common stockholders. If we experience dilution from issuance of additional securities and we grant superior rights to new securities over common stockholders, it may negatively impact the trading price of our shares of Common Stock.

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Risks Related to this Offering and Ownership of Our Common Stock

We will have broad discretion as to any proceeds that we receive from the cash exercise by any holders of the Warrants, and we may not use the proceeds effectively.

We will not receive any of the proceeds from the sale of the Conversion Shares, Warrant Shares, or Placement Agent Warrant Shares by the Selling Stockholders pursuant to this prospectus. We may receive up to $2,943,307.06 in aggregate gross proceeds from cash exercises of the Warrants and Placement Agent Warrants, based on the respective per share exercise price of the Warrants and Placement Agent Warrants, and to the extent that we receive such proceeds, we intend to use such proceeds for working capital and general corporate purposes. We have considerable discretion in the application of such proceeds. You will not have the opportunity, as part of your investment decision, to assess whether such proceeds are being used in a manner agreeable to you. You must rely on our judgment regarding the application of such proceeds, which may be used for corporate purposes that do not improve our profitability or increase the price of our shares of Common Stock. Such proceeds may also be placed in investments that do not produce income or that lose value. The failure to use such funds by us effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

Substantial future sales of shares of our Common Stock could cause the market price of our Common Stock to decline.

We expect that significant additional capital will be needed in the near future to continue our planned operations. Sales of a substantial number of shares of our Common Stock in the public market following the completion of this offering, or the perception that these sales might occur, could depress the market price of our Common Stock and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that such sales may have on the prevailing market price of our Common Stock.

We have financed our operations, and we expect to continue to finance our operations, acquisitions, if any, and the development of strategic relationships by issuing equity and/or convertible securities, which could significantly reduce the percentage ownership of our existing stockholders. Further, any additional financing that we secure may require the granting of rights, preferences or privileges senior to, or pari passu with, those of our Common Stock. Additionally, we may acquire other technologies or finance strategic alliances by issuing our equity or equity-linked securities, which may result in additional dilution. Any issuances by us of equity securities may be at or below the prevailing market price of our Common Stock and in any event may have a dilutive impact on your ownership interest, which could cause the market price of our Common Stock to decline. We may also raise additional funds through the incurrence of debt or the issuance or sale of other securities or instruments senior to our shares of Common Stock. The holders of any securities or instruments we may issue may have rights superior to the rights of our common stockholders. If we experience dilution from issuance of additional securities and we grant superior rights to new securities over common stockholders, it may negatively impact the trading price of our shares of Common Stock.

A large number of shares may be sold in the market following this offering, which may significantly depress the market price of our Common Stock.

The Conversion Shares, Warrant Shares, and Placement Agent Warrant Shares sold in the offering will be freely tradable without restriction or further registration under the Securities Act. As a result, a substantial number of shares of our Common Stock may be sold in the public market following this offering. If there are significantly more shares of Common Stock offered for sale than buyers are willing to purchase, then the market price of our Common Stock may decline to a market price at which buyers are willing to purchase the offered Common Stock and sellers remain willing to sell our Common Stock.

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We could issue “blank check” preferred stock without stockholder approval with the effect of diluting then current stockholder interests and impairing their voting rights; and provisions in our charter documents could discourage a takeover that stockholders may consider favorable.

Our certificate of incorporation, as amended, authorizes the issuance of “blank check” preferred stock with designations, rights and preferences as may be determined from time to time by our Board. Our Board is empowered, without stockholder approval, to issue a series of preferred stock with dividend, liquidation, conversion, voting or other rights which could dilute the interest of, or impair the voting power of, our common stockholders. The issuance of a series of preferred stock could be used as a method of discouraging, delaying or preventing a change in control. For example, it would be possible for our Board to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of our Company.

Neither we nor the Selling Stockholders have authorized any other party to provide you with information concerning us or this offering.

You should carefully evaluate all of the information in this prospectus and the registration statement of which this prospectus forms a part, including the documents incorporated by reference herein and therein. We may receive media coverage regarding our Company, including coverage that is not directly attributable to statements made by our officers, that incorrectly reports on statements made by our officers or employees, or that is misleading as a result of omitting information provided by us, our officers or employees. Neither we nor the Selling Stockholders have authorized any other party to provide you with information concerning us or this offering, and such recipients should not rely on this information.

General Risk Factors

We face risks related to health pandemics, epidemics and other outbreaks, including the continuing COVID-19 pandemic and the spread of monkeypox, any of which could significantly disrupt our operations and could materially and adversely affect our business.

An outbreak of the respiratory illness caused by COVID-19 has resulted in millions of infections and deaths worldwide, as of the date of filing of this prospectus, and continues to spread across the globe, including in the United States and Europe, the major markets in which we operate. The COVID-19 pandemic continues to create uncertainty surrounding our business and this continued uncertainty could materially and adversely affect our business, financial condition and results of operations. Our business activities originating from geographic regions that are or may become affected, may negatively impact sales, manufacturing and supply chain related activities, among others. Disruptive activities could include the temporary closure of manufacturing facilities used in our supply chain processes, restrictions on the export or shipment of our products, significant cutback of ocean container delivery from China, business closures in impacted areas, and restrictions on our employees’ and consultants’ ability to travel and to meet with customers. The extent to which COVID-19 impacts our results will depend on future developments, which are highly uncertain and cannot be predicted, including the duration of the COVID-19 pandemic, adverse impacts of the Omicron variant or potential resurgences or the emergence of new variants, new information which may emerge concerning COVID-19’s severity, and actions to contain COVID-19 or treat its impact.

If workers at one or more of our offices or the offices of our suppliers or manufacturers become ill or are quarantined and in either or both events are therefore unable to work, our operations could be subject to disruption. Further, if our manufacturers become unable to obtain necessary raw materials or components, we may incur higher supply costs or our manufacturers may be required to reduce production levels, either of which may negatively affect our financial condition or results of operations. The extent to which COVID-19 affects our results will depend on future developments that are highly uncertain and cannot be predicted, including actions to contain COVID-19 or treat its effect, among others.

Economic uncertainties or downturns, or political changes, in the United States and globally, could limit the availability of funds available to our customers and potential customers, which could materially adversely affect our business.

Our results of operations could be adversely affected by general conditions in the economy and financial markets, both in the U.S. and globally, including conditions that are outside of our control, such as the continuing uncertainty regarding the duration and scope of the COVID-19 pandemic, global supply chain disruptions, the recent inflation in the United States and the foreign and domestic government sanctions imposed on Russia as a result of its recent invasion of Ukraine. There continues to be volatility and disruptions in the capital and credit markets, and a severe or prolonged economic downturn, including, but not limited to as a result of such events, could result in a variety of risks to our business, including weakened demand for our products and our ability to raise additional capital when needed on acceptable terms, if at all. A weak or declining economy could strain our suppliers, possibly resulting in supply disruption, or cause delays in payments for our services. In turn, we may be required to increase our allowance for doubtful accounts, which would adversely affect our financial results. Any of the foregoing could harm our business and we cannot anticipate all the ways in which the current economic climate and financial market conditions could adversely impact our business.

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Changes in government trade policies, including the imposition of tariffs and export restrictions, could have an adverse impact on our business operations and sales.

The United States or foreign governments may enact changes in government trade policies that could adversely impact our ability to sell products in certain countries, particularly in China. For example, the U.S. government has imposed tariffs on certain Chinese imports and, in return, the Chinese government has imposed or proposed tariffs on certain U.S. products. Additionally, export restrictions imposed by the U.S. government, including the addition of licensing requirements by the United States Department of Commerce’s Bureau of Industry and Security (“BIS”) through the addition of companies to the BIS Entity List, may require us to suspend our business with certain international customers if we conclude or are notified by the U.S. government that such business presents a risk of noncompliance with U.S. regulations. We cannot predict what actions may ultimately be taken with respect to tariffs or trade relations between certain countries, what products may be subject to such actions, or what actions may be taken by other countries in response. It also may not be possible to anticipate the timing or duration of such tariffs, export restrictions, or other regulatory actions. These government trade policies may materially adversely affect our sales and operations with current customers as well as impede our ability to develop relationships with new customers.

There is a risk of further escalation and retaliatory actions between the U.S. and other foreign governments. If significant tariffs or other restrictions are placed on goods exported from China or any related counter-measures are taken, our revenue and results of operations may be materially harmed. These tariffs may also make our customers’ products more expensive for consumers, which may reduce consumer demand.

There is also a risk that the U.S. government may seek to implement more protective trade measures, not just with respect to China but with respect to other countries as well, such as those imposed on Russia in connection with its recent invasion of Ukraine. This could include new or higher tariffs and even more restrictive trade barriers, such as prohibiting certain types of, or all sales of certain products or products sold by certain parties into the U.S. Any increased trade barriers or restrictions on global trade could have a materially adverse impact on our business and financial results.

A decline in discretionary consumer spending may adversely affect our industry, our operations and ultimately our profitability.

Luxury products, such as speaker systems, TVs, game consoles and PCs, are discretionary purchases for consumers. Any reduction in consumer discretionary spending or disposable income may affect our industry significantly. Many economic factors outside of our control could affect consumer discretionary spending, including the financial markets, consumer credit availability, prevailing interest rates, energy costs, employment levels, salary levels, and tax rates. Any reduction in discretionary consumer spending could materially adversely affect our business and financial condition.

Consumer spending weakness could impact our revenue.

Weakness in general economic conditions may suppress consumer demand in our markets. Many of the products in which our technologies are incorporated are discretionary goods, such as home-theater systems. Weakness in general economic conditions may also lead to customers becoming delinquent on their obligations to us or being unable to pay, resulting in a higher level of write-offs. Economic conditions may impact the amount businesses spend on their speaker systems. Weakness in economic conditions could lessen demand for our products and negatively affect our revenue.

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We face intense competition in our industry, and we may not be able to compete successfully in our target markets.

The digital audio, consumer electronics and entertainment markets are characterized by intense competition, subject to rapid change, and are significantly affected by new product introductions and other market activities of industry participants. Our competitors include many large domestic and international companies that have substantially greater financial, technical, marketing, distribution and other resources, greater name recognition, a longer operating history, broader product lines, lower cost structures and longer-standing relationships with customers and suppliers than we do. As a result, our competitors may be able to respond better to new or emerging technologies or standards and to changes in customer requirements.

Further, some of our competitors are in a better financial and marketing position from which to influence industry acceptance of a particular product standard or a competing technology than we are. Our competitors may also be able to devote greater resources to the development, promotion and sale of products, and may be in a position to deliver competitive products at a lower price than we can, along with the potential to conduct strategic acquisitions, joint ventures, subsidies and lobbying industry and government standards, hire more experienced technicians, engineers and research and development teams than we can. As a result, we may not be able to compete effectively against any of these organizations.

Our ability to compete in our current target markets and future markets will depend in large part on our ability to successfully develop, introduce and sell new and enhanced products or technologies on a timely and cost-effective basis and to respond to changing market requirements. We expect our competitors to continue to improve the performance of their current products and potentially reduce their prices. In addition, our competitors may develop future generations and enhancements of competitive products or new or enhanced technologies that may offer greater performance and improved pricing or render our technologies obsolete. If we are unable to match or exceed the improvements made by our competitors, our market position and prospects could deteriorate and our net product sales could decline.

If we are unable to attract, integrate and retain additional qualified personnel, including top technical talent, our business could be adversely affected.

Our future success depends in part on our ability to identify, attract, integrate and retain highly skilled technical, managerial, sales and other personnel. We face intense competition for qualified individuals from numerous other companies, including other software and technology companies, many of whom have greater financial and other resources than we do. Some of these characteristics may be more appealing to high-quality candidates than those we have to offer. In addition, new hires often require significant training and, in many cases, take significant time before they achieve full productivity. We may incur significant costs to attract and retain qualified personnel, including significant expenditures related to salaries and benefits and compensation expenses related to equity awards, and we may lose new employees to our competitors or other companies before we realize the benefit of our investment in recruiting and training them. Moreover, new employees may not be or become as productive as we expect, as we may face challenges in adequately or appropriately integrating them into our workforce and culture. If we are unable to attract, integrate and retain suitably qualified individuals who are capable of meeting our growing technical, operational and managerial requirements, on a timely basis or at all, our business will be adversely affected.

Volatility or lack of positive performance in our share price may also affect our ability to attract and retain our key employees. Many of our senior management personnel and other key employees have become, or will soon become, vested in a substantial amount of shares of our Common Stock, restricted stock units or warrants to purchase Common Stock. Employees may be more likely to leave us if the shares they own or the shares underlying their vested units or warrants have significantly appreciated in value relative to the original grant prices of the shares or units or the exercise prices of the warrants, or, conversely, if the exercise prices of the warrants that they hold are significantly above the market price of our Common Stock. If we are unable to appropriately incentivize and retain our employees through equity compensation, or if we need to increase our compensation expenses in order to appropriately incentivize and retain our employees, our business, operating results and financial condition would be adversely affected.

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We may be subject to litigation for a variety of claims, which could adversely affect our results of operations, harm our reputation or otherwise negatively impact our business.

We may be subject to litigation for a variety of claims arising from our normal business activities. These may include claims, suits, and proceedings involving labor and employment, wage and hour, commercial and other matters. The outcome of any litigation, regardless of its merits, is inherently uncertain. Any claims and lawsuits, and the disposition of such claims and lawsuits, could be time-consuming and expensive to resolve, divert management attention and resources, and lead to attempts on the part of other parties to pursue similar claims. Any adverse determination related to litigation could adversely affect our results of operations, harm our reputation or otherwise negatively impact our business. In addition, depending on the nature and timing of any such dispute, a resolution of a legal matter could materially affect our future operating results, our cash flows or both.

The market price for our Common Stock is particularly volatile given our status as a relatively unknown company with a small and thinly traded public float, and lack of profits, which could lead to wide fluctuations in our share price.

The market for our Common Stock is characterized by significant price volatility when compared to the shares of larger, more established companies that have large public floats, and we expect that our share price will continue to be more volatile than the shares of such larger, more established companies for the indefinite future, although such fluctuations may not reflect a material change to our financial condition or operations during any such period. Such volatility can be attributable to a number of factors. First, as noted above, our Common Stock is, compared to the shares of such larger, more established companies, sporadically and thinly traded. The price for our Common Stock could, for example, decline precipitously in the event that a large number of our shares are sold on the market without commensurate demand. Secondly, we are a speculative or “risky” investment due to our lack of profits to date. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a larger, more established company that has a large public float. Many of these factors are beyond our control and may decrease the market price of our Common Stock regardless of our operating performance.

In addition to being highly volatile, our Common Stock could be subject to wide fluctuations in response to a number of factors that are beyond our control, including, but not limited to:

●	variations in our revenues and operating expenses;

●	actual or anticipated changes in the estimates of our operating results or changes in stock market analyst recommendations regarding our Common Stock, other comparable companies or our industry generally;

●	market conditions in our industry, the industries of our customers and the economy as a whole;

●	actual or expected changes in our growth rates or our competitors’ growth rates;

●	developments in the financial markets and worldwide or regional economies;

●	announcements of innovations or new products or services by us or our competitors;

●	announcements by the government relating to regulations that govern our industry;

●	sales of our Common Stock or other securities by us or in the open market;

●	changes in the market valuations of other comparable companies; and

●	other events or factors, many of which are beyond our control, including those resulting from such events, or the prospect of such events, including war, terrorism and other international conflicts, public health issues including health epidemics or pandemics, such as the COVID-19 pandemic, and natural disasters such as fire, hurricanes, earthquakes, tornados or other adverse weather and climate conditions, whether occurring in the United States or elsewhere, could disrupt our operations, disrupt the operations of our suppliers or result in political or economic instability.

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In addition, if the market for technology stocks or the stock market in general experiences loss of investor confidence, the trading price of our Common Stock could decline for reasons unrelated to our business, financial condition or operating results. The trading price of our shares might also decline in reaction to events that affect other companies in our industry, even if these events do not directly affect us. Each of these factors, among others, could harm the value of our Common Stock. In the past, following periods of volatility in the market, securities class-action litigation has often been instituted against companies. Such litigation, if instituted against us, could result in substantial costs and diversion of management’s attention and resources, which could materially and adversely affect our business, operating results and financial condition.

The requirements of being a U.S. public company may strain our resources and divert management’s attention.

As a U.S. public company, we are subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Act, the listing requirements of Nasdaq, and other applicable securities rules and regulations. Compliance with these rules and regulations increases our legal and financial compliance costs, makes some activities more difficult, time-consuming, or costly, and increases demand on our systems and resources. The Exchange Act requires, among other things, that we file annual and current reports with respect to our business and operating results.

As a result of disclosure of information in this prospectus and the registration statement of which this prospectus forms a part, as well as in filings required of a public company, our business and financial condition is more visible, which we believe may result in threatened or actual litigation, including by competitors and other third parties. If such claims are successful, our business and operating results could be harmed, and even if the claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, could divert resources of our management and harm our business and operating results.

If securities or industry analysts do not publish research or reports about our business, or publish negative reports about our business, our Common Stock price and trading volume could decline.

The trading market for our Common Stock may depend in part on the research and reports that securities or industry analysts may publish about us or our business, our market and our competitors. We do not have any control over such analysts. If one or more such analysts downgrade or publish a negative opinion of our Common Stock, the price of our shares would likely decline. If analysts do not cover us or do not regularly publish reports on us, we may not be able to attain visibility in the financial markets, which could have a negative impact on our share price or trading volume.

We do not intend to pay dividends on shares of our Common Stock for the foreseeable future.

We have never declared or paid any cash dividends on shares of our Common Stock and do not intend to pay any cash dividends in the foreseeable future. We anticipate that we will retain all of our future earnings for use in the development of our business and for general corporate purposes. Any determination to pay dividends in the future will be at the discretion of our Board. Accordingly, investors must rely on sales of their Common Stock after price appreciation, which may never occur, as the only way to realize any future gains on their investments.

In the event that our Common Stock is delisted from Nasdaq, U.S. broker-dealers may be discouraged from effecting transactions in shares of our Common Stock because they may be considered penny stocks and thus be subject to the penny stock rules.

The SEC has adopted a number of rules to regulate “penny stock” that restricts transactions involving stock which is deemed to be penny stock. Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6, 15g-7, and 15g-9 under the Exchange Act. These rules may have the effect of reducing the liquidity of penny stocks. “Penny stocks” generally are equity securities with a price of less than $5.00 per share (other than securities registered on certain national securities exchanges or quoted on Nasdaq if current price and volume information with respect to transactions in such securities is provided by the exchange or system). Our shares have in the past constituted, and may again in the future constitute, “penny stock” within the meaning of the rules. The additional sales practice and disclosure requirements imposed upon U.S. broker-dealers for sales of penny stocks may discourage such broker-dealers from effecting transactions in shares of our Common Stock, which could severely limit the market liquidity of such shares and impede their sale in the secondary market.

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A U.S. broker-dealer selling penny stock to anyone other than an established customer or “accredited investor” (generally, an individual with a net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser’s written consent to the transaction prior to sale, unless the broker-dealer or the transaction is otherwise exempt. In addition, the “penny stock” regulations require the U.S. broker-dealer to deliver, prior to any transaction involving a “penny stock”, a disclosure schedule prepared in accordance with SEC standards relating to the “penny stock” market, unless the broker-dealer or the transaction is otherwise exempt. A U.S. broker-dealer is also required to disclose commissions payable to the U.S. broker-dealer and the registered representative and current quotations for the securities. Finally, a U.S. broker-dealer is required to submit monthly statements disclosing recent price information with respect to the “penny stock” held in a customer’s account and information with respect to the limited market in “penny stocks”.

Stockholders should be aware that, according to the SEC, the market for “penny stocks” has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) “boiler room” practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, resulting in investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

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PRIVATE PLACEMENTS

March 2020 Private Placement

On March 22, 2020, the Company entered into a securities purchase agreement with Lind Global Macro Fund, LP (“Lind Macro”) (the “2020 Purchase Agreement”), pursuant to which the Company issued to Lind Macro a senior secured convertible instrument having a principal amount of $2,040,000 (the “Convertible Security”) and the 2020 Warrant against the payment of the applicable consideration therefor (the “2020 Private Placement”). Pursuant to the 2020 Private Placement, the Company received gross proceeds of $1,700,000, before fees and other expenses associated with the transaction, including but not limited to, an $85,000 commitment fee payable to Lind Macro. The Company used the net proceeds from the 2020 Private Placement primarily for working capital, debt repayment and general corporate purposes.

The Convertible Security contained customary terms of default, did not bear interest and ranked senior to the Company’s then existing and future indebtedness and was secured by a senior lien as provided in certain security agreements entered into between Lind Macro and each of the Company and its wholly-owned subsidiary, WiSA, LLC, as applicable, in connection with the 2020 Private Placement, which payment and performance obligations were guaranteed pursuant to a guaranty by WiSA, LLC in favor of Lind Macro. The Convertible Security contained terms permitting prepayment by the Company and conversion into shares of Common Stock or redemption, subject to certain limitations specified therein and which are described in further detail in the Current Report on Form 8-K filed by the Company with the SEC on March 26, 2020 (the “2020 Form 8-K”), however in April 2020, the Company fully repaid the Convertible Security prior to its conversion or redemption, and the Convertible Security is not currently outstanding. The 2020 Purchase Agreement also contained customary events of default and certain representations and warranties, covenants and indemnities customary for similar transactions, as more fully described in the 2020 Form 8-K, and included certain covenants by the Company. However, in connection with the repayment of the Convertible Security, the 2020 Purchase Agreement terminated pursuant to its terms and is no longer in effect.

The 2020 Warrant is exercisable to purchase up to an aggregate of 227,679 shares of Common Stock at an exercise price of $2.32 per share. The 2020 Warrant is exercisable immediately and will expire on the fifth anniversary of its date of issuance and may be exercised on a cashless basis in the event of a fundamental transaction involving the Company or if the resale of the shares of Common Stock underlying the 2020 Warrant is not covered by a registration statement. The exercise price of the 2020 Warrant is subject to full ratchet antidilution protection, subject to certain price limitations required by the rules and regulations of The Nasdaq Stock Market LLC, and certain exceptions, upon any subsequent transaction at a price lower than such exercise price in effect and standard adjustments in the event of certain events, such as stock splits, combinations, dividends, distributions, reclassifications, mergers or other corporate changes.

The exercise of the 2020 Warrant is also subject to beneficial ownership limitations such that Lind Macro may not exercise it to the extent that such exercise would result in Lind Macro being the beneficial owner in excess of 4.99% (or, upon its election, 9.99%) of the Equity Interests (as defined in the 2020 Purchase Agreement), which beneficial ownership limitation may be increased or decreased up to 9.99% upon notice to the Company, provided that any increase in such limitation will not be effective until 61 days following notice to the Company. Additionally, the Company may not issue shares of Common Stock underlying the 2020 Warrant equal to more than 19.99% of the issued and outstanding shares of Common Stock as of the closing date of the 2020 Private Placement, without approval of the Company’s stockholders.

Maxim Group LLC (“Maxim Group” or the “Placement Agent”) served as the sole placement agent for the Company in connection with the 2020 Private Placement. In connection with the foregoing, the Company entered into a placement agency agreement with the Placement Agent (the “2020 Placement Agency Agreement”), and agreed to issue Maxim Group or its designee the 2020 Placement Agent Warrant exercisable for up to an aggregate of 20,400 shares of Common Stock at an exercise price of $6.40 per share, which is exercisable at any time on or after September 19, 2020 and will expire on the fifth anniversary of its date of issuance, is subject to 4.99%/9.99% beneficial ownership limitations, and may be exercised on a cashless basis in the event that the shares of Common Stock underlying such warrant are not covered by a registration statement. In addition, the 2020 Placement Agent Warrant includes a registration rights provision granting Maxim Partners the same registration rights granted to Lind Macro pursuant to the 2020 Purchase Agreement. The exercise price of the 2020 Warrant is subject to adjustment upon certain events, such as stock splits, combinations, dividends, distributions, reclassifications, mergers or other corporate changes. Pursuant to the 2020 Placement Agency Agreement, in consideration for acting as the Placement Agent for the 2020 Private Placement, in addition to the 2020 Placement Agent Warrant, the Company agreed to pay Maxim Group a cash fee of $136,000 and grant it a nine-month right of first refusal following the consummation of the 2020 Private Placement to act as sole book-running manager, underwriter or placement agent in connection with a subsequent public offering by the Company. The 2020 Placement Agency Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, other obligations of the parties thereto, and termination provisions.

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August 2022 Private Placement

On August 15, 2022, the Company entered into a securities purchase agreement with Lind Global Fund II LP (“Lind II”) (the “2022 Purchase Agreement”), pursuant to which the Company issued to Lind II the Note in the principal amount of $3,600,000 (the “Note”) and the 2022 Warrant exercisable for up to 2,097,022 shares of Common Stock at an exercise price of $0.997 per share in consideration for $3,000,000 (the “2022 Private Placement”). Pursuant to the 2022 Purchase Agreement, the Company received gross proceeds of $3,000,000, before fees and other expenses associated with the transaction, including but not limited to, a $105,000 commitment fee payable to Lind II. The Company is using the net proceeds received by it in connection with the 2022 Private Placement primarily for working capital, debt repayment and general corporate purposes.

The Note matures on August 15, 2024, does not bear interest and ranks senior to the Company’s existing and future indebtedness and is secured to the extent and as provided in the Security Agreements (as defined below) entered into between Lind II and each of the Company and WiSA, LLC, as applicable, in connection with the 2022 Private Placement. The Note is convertible in whole or in part at the option of Lind II into the Conversion Shares at the Conversion Price, as further described below, at any time following the date of its issuance.

The Conversion Price of the Note is equal to the lesser of (a) 90% of the average of the five lowest daily VWAPs (as defined in the Note) during the previous twenty trading days prior to delivery to the Company of Lind II’s applicable notice of conversion (the “Conversion Notice”) and (b) $0.926 (the “Base Conversion Price”). The Base Conversion Price is subject to full ratchet antidilution protection, subject to a floor conversion price of $0.50 per share, until Stockholder Approval (as defined in the 2022 Purchase Agreement) has been obtained, after which stockholder approval the Floor Price may be reduced to no lower than $0.25 (the “Floor Price”), a limitation required by the rules and regulations of The Nasdaq Stock Market LLC, and certain exceptions upon any subsequent transaction at a price lower than the Base Conversion Price then in effect and standard adjustments in the event of stock dividends, stock splits, combinations or similar events; provided that in the event the Conversion Price equals the Floor Price, the Company is required to pay Lind II a cash amount determined pursuant to a formula in the Note, and provided further that the Floor Price will not apply in the event that the Company obtains Stockholder Approval in accordance with The Nasdaq Stock Market LLC rules. At any time after the closing of the 2022 Private Placement, in the event that the Company issues or sells any shares of Common Stock or Common Stock Equivalents (as defined in the Note), subject to certain exceptions, at an effective price per share lower than the Base Conversion Price then in effect or without consideration, then the Base Conversion Price will be reduced to the price per share paid for such shares of Common Stock or Common Stock Equivalents. Additionally, upon three days’ written notice to the holder after receipt of a Conversion Notice, in lieu of delivering Conversion Shares, the Company has the right to pay Lind II in cash an amount equal to 105% of the portion of the outstanding principal amount stated in such Conversion Notice. Further, at Lind II’s option, the Note is convertible into shares of Common Stock or redeemable for 103% of the portion of the outstanding principal amount to be converted in the event that any transaction causes the Conversion Price to be lower than the Floor Price. Subject to certain exceptions, commencing on six months after the Note issuance date and for a nine-month period after such date, Lind II may convert only up to an aggregate of $250,000 in outstanding principal amount during any calendar month, provided, that if Stockholder Approval has been obtained, the Note is in default at the time or the Company meets certain capitalization conditions, such conversion limitation would not apply.

At any time after issuance of the Note, the Company may repay all (but not less than all) of the outstanding principal amount of the Note upon ten days’ written notice to Lind II (the “Prepayment Notice”). If the Company exercises its right to prepay the Note, Lind II has the right, upon five days’ written notice to the Company after receipt of the Prepayment Notice, to convert up to 33% of the principal amount of the Note at the Conversion Price. Lind II also has the right to make the Company repay 105% of the outstanding principal amount of the Note in the event of a Change of Control (as defined in the 2022 Purchase Agreement).

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The obligations and performance of the Company under the Note and the 2022 Purchase Agreement are secured by certain security agreements entered into between Lind II and each of the Company and WiSA, LLC, as applicable, in connection with the 2022 Private Placement, which payment and performance obligations were guaranteed pursuant to a guaranty by WiSA, LLC in favor of Lind II, and which security agreements and guaranty are described in further detail in the Current Report on Form 8-K filed by the Company with the SEC on August 19, 2022 (the “2022 Form 8-K”).

The 2022 Warrant is exercisable immediately and will expire on the fifth anniversary of its date of issuance and may be exercised on a cashless basis in the event of a fundamental transaction involving the Company or if the resale of the shares of Common Stock underlying the 2022 Warrant is not covered by a registration statement. The exercise price of the 2022 Warrant is subject to full ratchet antidilution protection, subject to certain price limitations required by the rules and regulations of The Nasdaq Stock Market LLC, and certain exceptions, upon any subsequent transaction at a price lower than such exercise price then in effect and standard adjustments in the event of certain events, such as stock splits, combinations, dividends, distributions, reclassifications, mergers or other corporate changes.

The conversion of the Note and the exercise of the 2022 Warrant are each subject to beneficial ownership limitations such that Lind II may not convert the Note or exercise the 2022 Warrant to the extent that such conversion or exercise would result in Lind II being the beneficial owner in excess of 4.99% (or, upon election of Lind II, 9.99%) of the Equity Interests (as defined in the 2022 Purchase Agreement), which beneficial ownership limitation may be increased or decreased up to 9.99% upon notice to the Company, provided that any increase in such limitation will not be effective until 61 days following notice to the Company. Additionally, the Company may not issue shares of Common Stock underlying the Note or 2022 Warrant equal to more than 19.99% of the issued and outstanding shares of Common Stock as of the closing date of the 2022 Private Placement, without Stockholder Approval.

The 2022 Purchase Agreement contains certain representations and warranties, covenants and indemnities customary for similar transactions. In addition, pursuant to the 2022 Purchase Agreement, the Company has also agreed to the following covenants: (i) for so long as the earlier of the date on which (x) Lind II ceases to hold shares of Common Stock and (y) 30 days from the date on which the Note has been fully repaid or converted, the Company shall not, without Lind II’s prior written consent and subject to certain exceptions, enter into any variable rate transaction or transaction in which a third party is granted the right to receive Company securities based on future transactions of the Company on terms more favorable than those granted to such party pursuant to such initial transaction; (ii) to call a stockholder meeting to effect a reverse stock split of the Common Stock in the event that the closing trade price of Common Stock is less than $1.00; (iii) to promptly, but no later than November 13, 2022, file with the SEC a registration statement on Form S-1 or Form S-3 covering the resale of all Conversion Shares and shares of Common Stock issuable upon exercise of the 2022 Warrant (collectively, the “2022 Lind II Shares”), respectively (the “Resale Registration Statement”), and to ensure such Resale Registration Statement is declared effective no later than 180 days following the closing date of the 2022 Private Placement; (iv) to grant Lind II piggy-back registration rights; (v) to use 20% of the proceeds from each issuance of debt or Equity Securities by the Company to repay the Note so long as it remains outstanding; (vi) to grant Lind II a right of first offer to purchase up to 10% of any of the Company’s subsequent equity issuances for a two year period commencing on the closing of the 2022 Private Placement, which right does not apply to certain exempted transactions described in the 2022 Purchase Agreement; and (vii) to hold an annual or special meeting of the Company’s stockholders on or before February 1, 2023 for the purpose of obtaining stockholder approval of the Transaction Documents (as defined in the 2022 Purchase Agreement), including the issuance of the 2022 Lind II Shares, as may be required by the rules and regulations of The Nasdaq Stock Market LLC. The failure by the Company to timely file or maintain a Resale Registration Statement or make timely reports with the SEC in accordance with the terms of the 2022 Purchase Agreement would require the Company to pay Lind II an amount in cash equal to 2% of the outstanding principal amount of the Note on the date of such failure and for each thirty-day period thereafter, with a 10% cap, until such failure is cured.

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The Note and the 2022 Purchase Agreement each contain customary events of default, and also certain other events of default, as described in further detail in the 2022 Form 8-K, including, among other things, those relating to defaults under the Transaction Documents, maintaining market capitalization of at least $2,500,000 and to a change of control of the Company. Upon the occurrence of such an event of default under the Note, Lind II has the right to demand it be repaid at the default rate of 120% of the outstanding principal amount or to convert the Note at the lower of (i) the then-current Conversion Price and (ii) 80% of the average of the three lowest daily VWAPs during the twenty trading days prior to delivery to the Company of the applicable notice of conversion, subject to the Floor Price in the event that Stockholder Approval has not been obtained.

Maxim Group served as the sole placement agent for the Company in connection with the 2022 Private Placement and the Company entered into a placement agency agreement with Maxim Group in connection therewith (the “2022 Placement Agency Agreement”), and agreed to issue Maxim Group or its designee, in consideration for $100 in cash, the 2022 Placement Agent Warrant exercisable for up to an aggregate of 194,384 shares of Common Stock at an exercise price of $0.997 per share, which is exercisable at any time on or after the six-month anniversary of the closing date of the 2022 Private Placement and will expire on the fifth anniversary of its date of issuance, is subject to 4.99%/9.99% beneficial ownership limitations, and may be exercised on a cashless basis in the event that the shares of Common Stock underlying the 2022 Placement Agent Warrant are not covered by a registration statement. In addition, the 2022 Placement Agent Warrant includes a registration rights provision granting Maxim Partners the same registration rights granted to Lind II pursuant to the 2022 Purchase Agreement. The exercise price of such warrant is subject to adjustment upon certain events, such as stock splits, combinations, dividends, distributions, reclassifications, mergers or other corporate changes. Pursuant to the 2022 Placement Agency Agreement, in consideration for acting as placement agent for the 2022 Private Placement, in addition to the 2022 Placement Agent Warrant, the Company agreed to (i) pay Maxim Group a cash fee of $240,000, (ii) grant it a nine-month right of first refusal following the consummation of the 2022 Private Placement to act as sole book-running manager, sole underwriter or sole placement agent in connection with a subsequent private placement or any other capital raising equity or equity-linked securities using an underwriter or placement agent, and (iii) grant Maxim Group the same cash fees and warrants with respect to any public or private offering or other financing or capital raising transaction consummated within 12 months of the termination of the 2022 Placement Agency Agreement with any investor that was introduced to the Company by Maxim Group during such agreement’s term. The 2022 Placement Agency Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, other obligations of the parties thereto, and termination provisions.

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SELLING STOCKHOLDERS

The shares of Common Stock being offered by the Selling Stockholders include (i) the Conversion Shares issuable upon exercise of the Note, (ii) the Warrant Shares issuable upon exercise of the Warrants, and (iii) the Placement Agent Warrant Shares issuable upon exercise of the Placement Agent Warrants. For additional information regarding the issuance of the Securities, including the Conversion Shares, Warrant Shares and Placement Agent Warrant Shares, see the section entitled “Private Placements” on page 25. We are registering the Conversion Shares, Warrant Shares, and Placement Agent Warrant Shares in order to permit the Selling Stockholders to offer such shares of Common Stock for resale from time to time.

The following table sets forth certain information with respect to each Selling Stockholder, including (i) the shares of Common Stock beneficially owned by the Selling Stockholder prior to this offering, (ii) the number of shares of Common Stock being offered by the Selling Stockholder pursuant to this prospectus, and (iii) the Selling Stockholder’s beneficial ownership after completion of this offering. The registration of the Conversion Shares, the Warrant Shares, and the Placement Agent Warrant Shares issuable to the Selling Stockholders pursuant to the Note, the Warrants or the Placement Agent Warrants, as applicable, does not necessarily mean that the Selling Stockholders will sell all or any of such shares of Common Stock, but the number of shares of Common Stock and percentages set forth in the final two columns below assume that all shares of Common Stock being offered by the Selling Stockholders are sold. The final two columns also assume full conversion of the Note and full exercise of all of the Warrants and Placement Agent Warrants held by the Selling Stockholders as of November 4, 2022, without regard to any limitations on conversion or exercise, as applicable. See “Plan of Distribution.”

The table is based on information supplied to us by the Selling Stockholders, with beneficial ownership and percentage ownership determined in accordance with the rules and regulations of the SEC, and includes voting or investment power with respect to shares of Common Stock. This information does not necessarily indicate beneficial ownership for any other purpose. In computing the number of shares of Common Stock beneficially owned by a Selling Stockholder and the percentage ownership of that Selling Stockholder, shares of Common Stock subject to securities held by that Selling Stockholder that are exercisable for or convertible into shares of Common Stock within 60 days after November 4, 2022, are deemed outstanding. Such shares of Common Stock, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other stockholder.

	Number of Shares of Common Stock Beneficially Owned Prior to Offering (1)	Maximum Number of Conversion Shares to be Sold Pursuant to this Prospectus(2)	Maximum Number of Warrant Shares of to be Sold Pursuant to this Prospectus(3)	Maximum Number of Placement Agent Warrant Shares of to be Sold Pursuant to this Prospectus(4)	Number of Shares of Common Stock Beneficially Owned After Offering(5)	Percentage Beneficially Owned After Offering(5)
Entities affiliated with The Lind Partners, LLC (6)	1,529,308	7,200,000	2,324,701	-	1,529,308	8.47%
Maxim Partners LLC (7)	324,784	-	-	214,784	110,000	*
TOTAL	1,854,092	7,200,000	2,324,701	214,784	1,639,308	5.92%

* Less than 1%

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(1)	The Note, the Warrants and the Placement Agent Warrants are subject to, or contain certain beneficial ownership limitations in such Note, Warrants and Placement Agent Warrants, as applicable, which provide that a holder of such Note, Warrant or Placement Agent Warrant will not have the right to convert such shares or exercise any portion of such Note, Warrant or Placement Agent Warrant, respectively, if such holder, together with its affiliates, would beneficially own in excess of 4.99% or 9.99%, as applicable, of the number of shares of Common Stock outstanding immediately after giving effect to such conversion or exercise, provided that upon at least 61 days’ prior notice to us, a holder may increase or decrease such limitation up to a maximum of 9.99% of the number of shares of Common Stock outstanding (each such limitation, a “Beneficial Ownership Limitation”). As a result, the number of shares of Common Stock reflected in this column as beneficially owned by each Selling Stockholder includes (a) any outstanding shares of Common Stock held by such Selling Stockholder, and (b) if any, the number of Conversion Shares, Warrant Shares and/or Placement Agent Warrant Shares offered hereby and any other securities convertible into or exercisable for shares of Common Stock that may be held by such Selling Stockholder, in each case which such Selling Stockholder has the right to acquire as of November 4, 2022 and without it or any of its affiliates beneficially owning more than 4.99% or 9.99%, as applicable, of the number of outstanding shares of Common Stock as of November 4, 2022.

(2)	Represents shares of Common Stock beneficially owned by the Selling Stockholders upon full conversion of the principal amount of the Note held by such Selling Stockholder, without obtaining Stockholder Approval (as defined in that certain securities purchase agreement, dated as of August 15, 2022, by and between the Company and such Selling Stockholder).

(3)	Represents shares of Common Stock beneficially owned by the Selling Stockholders upon full exercise of the Warrants offered hereby, without regard to the Beneficial Ownership Limitations that apply to the Warrants.

(4)	Represents shares of Common Stock beneficially owned by the Selling Stockholders upon full exercise of the Placement Agent Warrants offered hereby, without regard to the Beneficial Ownership Limitations that apply to the Placement Agent Warrants.

(5)	The number of shares of Common Stock owned and the percentage of beneficial ownership after this offering set forth in these columns are based on 17,119,353 shares of Common Stock outstanding on November 4, 2022, which assumes (i) full conversion of the Note into an aggregate of 7,200,000 Conversion Shares offered hereby, , without obtaining Stockholder Approval (as defined in that certain securities purchase agreement, dated as of August 15, 2022, by and between the Company and such Selling Stockholder), (ii) full exercise of the Warrants that are exercisable for an aggregate of 2,324,701 Warrant Shares offered hereby and (iii) full exercise of the Placement Agent Warrants that are exercisable for an aggregate of 214,784 Placement Agent Warrant Shares offered hereby. The calculation of beneficial ownership reported in such columns takes into account the effect of the applicable Beneficial Ownership Limitations pursuant to each of the Note, the Warrants and the Placement Agent Warrants held by the applicable Selling Stockholders after this offering.

(6)

Consists of: (A) in the case of Lind Global Macro Fund, LP (“Lind Fund I”), (i) 614,879 shares of Common Stock held directly; and (ii) on a pre-offering basis, an aggregate of up to 941,429 shares of Common Stock issuable to Lind Fund I upon exercise of the following warrants: (a) warrants to purchase up to 227,679 shares of Common Stock issued to Lind Fund I in a private placement offering that we closed in March 2020, (b) warrants to purchase up to 140,000 shares of Common Stock issued to Lind Fund I in an underwritten public offering that we closed in April 2020, (c) warrants to purchase up to 260,000 shares of Common Stock issued to Lind Fund I in a private placement offering that we closed on June 8, 2020, (d) warrants to purchase up to 275,000 shares of Common Stock issued to Lind Fund I in a private placement offering that we closed on June 11, 2020 and (e) warrants to purchase up to 38,750 shares of Common Stock issued to Lind Fund I in connection with a warrant solicitation transaction that we closed in June 2021, assuming no exercise or conversion, as applicable, of any warrant or senior secured convertible promissory note held by Lind Global Fund II LP (“Lind Fund II”); and (B), in the case of Lind Fund II, on a pre-offering basis, an aggregate of zero shares of Common Stock issuable to Lind Fund II upon exercise or conversion, as applicable, of the following warrant and/or senior secured convertible promissory note in any combination as a result of the triggering of the 4.99% beneficial ownership limitation provision in such securities: (a) warrant to purchase up to 2,097,022 shares of Common Stock issued in August 2022 and (b) up to 7,200,000 shares issuable upon full conversion of a senior secured convertible promissory note issued in August 2022, without obtaining Stockholder Approval (as defined in that certain securities purchase agreement, dated as of August 15, 2022, by and between the Company and such Selling Stockholder). The number of shares of Common Stock beneficially owned excludes, on a pre-offering basis, an aggregate of up to 9,297,022 shares of Common Stock issuable pursuant to such warrants or upon exercise of such note, in each case, as a result of such beneficial ownership limitation provisions. The number of shares of Common Stock directly held by Lind Fund I is based on information provided by Lind to the Company and included in Amendment No. 2 to the Schedule 13G filed by Lind with the SEC on January 26, 2022 reporting its beneficial ownership of Common Stock. Jeff Easton is the managing member of The Lind Partners, LLC which is the investment manager of Lind Fund I and Lind Fund II and, as such, has sole voting control and investment discretion over the securities held by Lind Fund I and Lind Fund II. Mr. Easton disclaims beneficial ownership over such securities listed except to the extent of his pecuniary interest therein. The principal business address of Lind is 444 Madison Ave, 41st Floor, New York, NY 10022.

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(7)	The number of shares of Common Stock and percentage beneficially owned by such Selling Stockholder prior to the offering includes (i) 10,000 shares of Common Stock held directly; (ii) up to 100,000 shares of Common Stock issuable upon exercise of a warrant to purchase common stock issued to such Selling Stockholder on April 23, 2022, and (iii) up to 214,784 shares of Common Stock issuable upon exercise of the Placement Agent Warrants held by such Selling Stockholder.

Maxim Partners is an affiliate of Maxim Group, a registered broker dealer and the placement agent in the Private Placements. Michael Rabinowitz has discretionary authority to vote and dispose of the shares of Common Stock held by Maxim Partners and may be deemed to be the beneficial owner of such shares of Common Stock.

Material Relationships with Selling Stockholders

Except for the ownership of the Note, Warrants and Placement Agent Warrants, the transactions described in the section entitled “Private Placements”, and the transactions described below, none of the Selling Stockholders have had any material relationship with us or our affiliates within the past three years.

Lind Macro

April 2020 Offering

Lind Macro participated in the April 2020 Offering, pursuant to which we received gross proceeds of approximately $6.5 million, before deducting underwriting discounts and commissions and estimated offering expenses, and issued to the participants in the April 2020 Offering (i) an aggregate of 1,525,000 shares of Common Stock and accompanying common stock purchase warrants (the “April 2020 Warrants”) to purchase up to an aggregate of 1,525,000 shares of Common Stock at a combined public price of $3.25 per share of Common Stock and accompanying April 2020 Warrant, (ii) pre-funded common stock purchase warrants to purchase up to an aggregate of 475,000 shares of Common Stock (the “April 2020 Pre-Funded Warrants”), and accompanying April 2020 Warrants at a combined public offering price of $3.24 per April 2020 Pre-Funded Warrant and accompanying April 2020 Warrant and (iii) warrants to purchase up to an aggregate of 100,000 shares of Common Stock to the representative of the underwriters for the April 2020 Offering. Such representative of the underwriters also partially exercised the over-allotment option granted to it pursuant to the underwriting agreement that we entered into with it in connection with such offering and purchased warrants exercisable for up to an aggregate of 229,100 additional shares of Common Stock, which resulted in additional gross proceeds to us of $2,291, excluding underwriting discounts and commissions.

June 2020 Public Offerings

Lind Macro participated in the June 8th Offering, pursuant to which we raised gross proceeds of approximately $5.8 million, before deducting underwriting discounts and commissions and estimated offering expenses, and issued to the participants in the June 8th Offering (i) an aggregate of 2,275,000 shares of Common Stock and (ii) warrants, with a term of 5.5 years, which were exercisable for an aggregate of up to 2,275,000 shares of Common Stock at an exercise price of $2.55 per share, subject to customary adjustments thereunder. The June 8th Offering was conducted pursuant to a stock purchase agreement, dated June 4, 2020, by and between us and each such participant, including Lind Macro, as well as a placement agency agreement, dated June 4, 2020, between us and the placement agent for such offering.

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Lind Macro also participated in the June 11th Offering, pursuant to which we raised gross proceeds of approximately $5.3 million, before deducting underwriting discounts and commissions and estimated offering expenses, and issued to the participants in the June 11th Offering (i) an aggregate of 2,040,000 shares of Common Stock and (ii) warrants, with a term of 5.5 years, which were exercisable for an aggregate of up to 2,040,000 shares of Common Stock at an exercise price of $2.61 per share, subject to customary adjustments thereunder. The June 11th Offering was conducted pursuant to a stock purchase agreement, by and between us and each such participant, including Lind Macro, as well as a placement agency agreement, dated June 9, 2020, between us and the placement agent for such offering.

June 2021 Warrant Inducement Transaction

On June 7, 2021, the Company entered into letter agreements (the “Inducement Agreements”) with various warrant holders, including Lind Macro, to solicit their exercise of certain warrants previously issued to them pursuant to the June 8th Offering and June 11th Offering (such warrants, collectively, the “Original Warrants”). Pursuant to the Inducement Agreements, such warrant holders exercised Original Warrants to purchase an aggregate of 1,000,000 shares of Common Stock, resulting in gross proceeds to the Company of approximately $2,584,800, and, as an inducement and in consideration for their exercise of the Original Warrants, the Company delivered to such warrant holders common stock purchase warrants (“New Warrants”), to purchase up to an aggregate of 250,000 shares of Common Stock upon exercise.

The New Warrants are immediately exercisable upon issuance at an exercise price of $4.46 per share, have an expiration date of June 8, 2026 and are exercisable on a cashless basis if shares of Common Stock underlying such New Warrants have not been registered by the Company on a registration statement on or before December 7, 2021 and there is no currently effective registration statement covering the Warrants at the time of exercise. The Company filed a registration statement to register the shares underlying such New Warrants on July 8, 2021, which registration statement was declared effective on July 14, 2021.

Maxim Group

In connection with an underwritten public offering by us in April 2020, we entered into an underwriting agreement with Maxim Group, as the representative of the underwriters named therein, and paid Maxim Group a commission of 8% of the gross proceeds that we raised in such offering, expenses of $100,000 and we issued to Maxim Partners warrants to purchase up to an aggregate of 100,000 shares of Common Stock (the “Underwriters’ Warrants”). The Underwriters’ Warrants are exercisable commencing 180 days following the effective date of the registration statement used in such offering and will terminate five years following such effective date in compliance with FINRA Rule 5110(f)(2)(G)(i). The Underwriters’ Warrants are exercisable at a price equal to $3.90 per share, or 120% of the combined public offering price per share of Common Stock and accompanying warrants issued and sold in such offering.

In connection with the two separate offerings of shares of Common Stock and warrants in June 2020, we entered into placement agency agreements, dated June 4, 2020 and June 9, 2020, with Maxim Group, and on the closing of each of the June 8th Offering and June 11th Offering, respectively, we paid Maxim Group a fee of 8% of the aggregate purchase price paid by the respective investors placed by Maxim Group in each such offering, as well as certain expenses. In addition, in connection with two warrant inducement transactions in January 2021 and June 2021, we entered into solicitation agreements with Maxim Group, dated January 9, 2021 and June 7, 2021, respectively, to solicit the exercise of certain warrants issued to such June 2020 investors. In connection with such inducement transactions, we paid Maxim Group a cash fee equal to 7% of the total net proceeds received from the exercise of such warrants in connection with each such transaction.

In connection with an offering of shares of Common Stock in July 2021, we entered into a placement agency agreement, dated July 22, 2021 with Maxim Group, and on the closing of such offering on July 27, 2021, we paid Maxim Group a fee of 8% of the aggregate purchase price paid by the investors placed by Maxim Group in the offering, as well as certain expenses.

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On December 30, 2021, we entered into an equity distribution agreement, dated December 30, 2021  (the “December 2021 Sales Agreement”), with Maxim Group, pursuant to which we would have been able to issue and sell shares of our Common Stock having an aggregate offering price of up to $4,500,000 from time to time through Maxim Group. Any sales of shares of Common Stock pursuant to the December 2021 Sales Agreement would have been made pursuant to the registration statement, which was initially filed with the SEC on August 23, 2019 (including the prospectus contained therein) and the base prospectus, dated September 6, 2019 (including the documents incorporated by reference therein). We filed a prospectus supplement, dated December 30, 2021, to the base prospectus with the SEC in connection with the offer and sale of shares of our Common Stock pursuant to the December 2021 Sales Agreement. The December 2021 Sales Agreement was terminated on September 13, 2022 in connection with the entry into an equity distribution agreement, dated as of September 13, 2022 (the “Sales Agreement”), with Maxim Group. No shares of our Common Stock covered by the December 2021 Sales Agreement were sold prior to its termination on September 13, 2022. Pursuant to the Sales Agreement, we may offer and sell up to a maximum aggregate amount of $4,000,000 of our shares of Common Stock from time to time through Maxim Group, acting as our sales agent. Any sales of shares of Common Stock pursuant to the Sales Agreement will be made pursuant to the registration statement, which was initially filed with the SEC on September 1, 2022 (including the prospectus contained therein), and the base prospectus, dated September 13, 2022 (including the documents incorporated by reference therein). We filed a prospectus supplement, dated September 13, 2022, to the base prospectus with the SEC in connection with the offer and sale of shares of our Common Stock pursuant to the Sales Agreement.

Maxim Group and its affiliates may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us in the ordinary course of their business, for which they may receive customary fees and commissions. In addition, from time to time, Maxim Group and its affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future. However, except as disclosed in this Prospectus Supplement, we have no present arrangements with Maxim Group for any further services.

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USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the Conversion Shares, the Warrant Shares or Placement Agent Warrant Shares by the Selling Stockholders pursuant to this prospectus. We may receive up to $2,943,307.06 in aggregate gross proceeds from cash exercises of the Warrants and Placement Agent Warrants, if exercised in full, based on the per share exercise price of the Warrants and Placement Agent Warrants, as applicable. Any proceeds we receive from the exercise of the Warrants will be used for working capital and general corporate purposes. The Selling Stockholders will pay any agent’s commissions and expenses they incur for brokerage, accounting, tax or legal services or any other expenses that they incur in disposing of the shares of Common Stock. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares of Common Stock covered by this prospectus and any prospectus supplement. These may include, without limitation, all registration and filing fees, SEC filing fees and expenses of compliance with state securities or “blue sky” laws.

We cannot predict when or if the Warrants and/or the Placement Agent Warrants will be exercised, and it is possible that the Warrants and the Placement Agent Warrants may expire and never be exercised. In addition, the Warrants and the Placement Agent Warrants may be exercised on a cashless basis if there is not an effective registration statement covering the resale of the Warrant Shares or the Placement Agent Warrant Shares, or the prospectus contained therein is not available for the issuance of the Warrant Shares or the Placement Agent Warrant Shares. As a result, we may never receive meaningful, or any, cash proceeds from the exercise of the Warrants and/or the Placement Agent Warrants, and we cannot plan on any specific uses of any proceeds we may receive beyond the purposes described herein.

See “Plan of Distribution” elsewhere in this prospectus for more information.

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PLAN OF DISTRIBUTION

The Selling Stockholders and any of their respective pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on any trading market, stock exchange or other trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholders may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction or a principal transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121.

In connection with the sale of the securities covered hereby, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. We are requesting that each Selling Stockholder inform us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities. We will pay certain fees and expenses incurred by us incident to the registration of the securities.

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Because the Selling Stockholders may be deemed to be an “underwriter” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act, including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. We are requesting that each Selling Stockholder confirm that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale securities by the Selling Stockholder.

We intend to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for us to be in compliance with the current public information requirement under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Common Stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and are informing the Selling Stockholders of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

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DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITY

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Sullivan &Worcester LLP of New York, New York.

EXPERTS

The consolidated financial statements of WiSA Technologies, Inc. as of December 31, 2021 and 2020 and for each of the two years in the period ended December 31, 2021, incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2021, have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 1 to the consolidated financial statements) of BPM LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus constitutes a part of a registration statement on Form S-3 filed under the Securities Act. As permitted by the SEC’s rules, this prospectus and any prospectus supplement, which form a part of the registration statement, do not contain all the information that is included in the registration statement. You will find additional information about us in the registration statement and its exhibits. Any statements made in this prospectus or any prospectus supplement concerning legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter.

You can read our SEC filings, including the registration statement, over the internet at the SEC’s website at www.sec.gov. We are subject to the information reporting requirements of the Exchange Act, and we file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information will be available for inspection and copying at the public reference room and website of the SEC referred to above. We also maintain a website at www.wisatechnologies.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. However, the information contained in or accessible through our website is not part of this prospectus or the registration statement of which this prospectus forms a part, and investors should not rely on such information in making a decision to purchase our Common Stock in this offering.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC permits us to “incorporate by reference” into this prospectus the information contained in documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus. Information that we file later with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed. We have filed with the SEC and incorporate by reference in this prospectus, except as superseded, supplemented or modified by this prospectus, the documents listed below (excluding those portions of any Current Report on Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K):

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 11, 2022;

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●	our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2022 and June 30, 2022, filed with the SEC on May 11, 2022 and August 15, 2022, respectively;

●	portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on June 23, 2022, that are incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 11, 2022;

●	our Current Reports on Forms 8-K filed with the SEC on March 11, 2022, June 24, 2022, August 19, 2022, August 23, 2022, August 26, 2022, August 31, 2022, September 6, 2022 and September 13, 2022; and

●	the description of our Common Stock contained in (i) our registration statement on Form 8-A, filed with the SEC on July 25, 2018 under Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description and (ii) Exhibit 4.14—Description of Securities Registered Pursuant to Section 12 of the Securities Exchange Act of 1934, to our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 11, 2022.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof but before the completion or termination of this offering (excluding any information not deemed “filed” with the SEC). Any statement contained in a previously filed document is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in a subsequently filed document incorporated by reference herein modifies or supersedes the statement, and any statement contained in this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in a subsequently filed document incorporated by reference herein modifies or supersedes the statement.

We will provide, without charge, to each person to whom a copy of this prospectus is delivered, including any beneficial owner, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference herein, including exhibits. Requests should be directed to:

WiSA Technologies, Inc.

15268 NW Greenbrier Pkwy

Beaverton, OR 97006

(408) 627-4716

info@wisatechnologies.com

Copies of these filings are also available on our website at www.wisatechnologies.com. For other ways to obtain a copy of these filings, please refer to “Where You Can Find More Information” above.

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WiSA Technologies, Inc.

Up to 9,739,485 Shares of Common Stock

Consisting of

Up to 7,200,000 Shares of Common Stock Issuable Upon Conversion of A Senior Secured Convertible Promissory Note

Up to 2,324,701 Shares of Common Stock Issuable Upon Exercise of Common Stock Purchase Warrants

Up to 214,784 Shares of Common Stock Issuable Upon Exercise of Placement Agent Warrants

PROSPECTUS

The date of this prospectus is      , 2022.

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PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth an estimate of the fees and expenses relating to the issuance and distribution of the securities being registered hereby, other than underwriting discounts and commissions, all of which shall be borne by the registrant. All of such fees and expenses, except for the SEC registration fee, are estimated:

SEC registration fee	$440.07
Transfer agent and registrar fees and expenses	$2,000.00
Legal fees and expenses	$20,000.00
Printing fees and expenses	$3,000.00
Accounting fees and expenses	$7,000.00
Miscellaneous fees and expenses	$1,000.00
Total	$33,440.07

Item 15. Indemnification of Officers and Directors.

Section 145 of the General Corporation Law of the State of Delaware provides that a Delaware corporation may indemnify any person who was, is or is threatened to be made, party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who are, were or are a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

Our bylaws provide that we must indemnify our directors and officers to the fullest extent permitted by the DGCL and must also pay expenses incurred in defending any such proceeding in advance of its final disposition upon delivery of an undertaking, by or on behalf of an indemnified person, to repay all amounts so advanced if it should be determined ultimately that such person is not entitled to be indemnified.

We have entered into indemnification agreements with certain of our executive officers and directors pursuant to which we have agreed to indemnify such persons against all expenses and liabilities incurred or paid by such person in connection with any proceeding arising from the fact that such person is or was an officer or director of our company, and to advance expenses as incurred by or on behalf of such person in connection therewith.

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The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of our certificate of incorporation, as amended, our bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

We maintain standard policies of insurance that provide coverage (1) to our directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (2) to us with respect to indemnification payments that we may make to such directors and officers.

See “Item 17. Undertakings” for a description of the SEC’s position regarding such indemnification provisions.

Item 16. Exhibits.

The list of exhibits in the Exhibit Index to this registration statement is incorporated herein by reference.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

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(4)	That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424 (b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424 (b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933, as amended, shall be deemed to be part of and included in the registration statement as of the earlier of the date such prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser;

(6)	That, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(7)	To supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering;

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(8)	To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act; and

(9)	Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of City of Beaverton, State of Oregon, on November 7, 2022.

WISA TECHNOLOGIES, INC.

By:	/s/ Brett Moyer
Brett Moyer
President and Chief Executive Officer

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POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose individual signature appears below hereby authorizes and appoints Brett Moyer, George Olivia and Gary Williams, and each of them, with full power of substitution and resubstitution and full power to act without the other, as his true and lawful attorney-in-fact and agent to act in his or her name, place and stead, and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file any and all amendments to this registration statement, any related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any or all pre- or post-effective amendments thereto, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that said attorneys-in-fact and agents, and each of them, or any substitute or substitutes for each of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, the following persons in the capacities and on the dates indicated have signed this registration statement below.

Signature	Title	Date

/s/ Brett Moyer	Chief Executive Officer and Director (principal executive officer)	November 7, 2022
Brett Moyer

/s/ George Oliva	Chief Financial Officer (principal financial officer)	November 7, 2022
George Oliva
/s/ Gary Williams	Vice President of Finance and Chief Accounting Officer (principal accounting officer)	November 7, 2022
Gary Williams

/s/ Lisa Cummins	Director	November 7, 2022
Lisa Cummins

/s/ Dr. Jeffrey M. Gilbert	Director	November 7, 2022
Dr. Jeffrey M. Gilbert

/s/ David Howitt	Director	November 7, 2022
David Howitt

/s/ Helge Kristensen	Director	November 7, 2022
Helge Kristensen

/s/ Sriram Peruvemba	Director	November 7, 2022
Sriram Peruvemba

/s/ Robert Tobias	Director	November 7, 2022
Robert Tobias

/s/ Wendy Wilson	Director	November 7, 2022
Wendy Wilson

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EXHIBIT INDEX

Exhibit No.	Description of Exhibit

3.1(i)	Certificate of Incorporation. (Incorporated by reference to the Company’s Registration Statement on Form S-1/A (File No. 333-224267) filed on July 2, 2018.)

3.1(ii)	Certificate of Amendment to Certificate of Incorporation. (Incorporated by reference to the Company’s Registration Statement on Form S-1/A (File No. 333-224267) filed on July 25, 2018.)

3.1(iii)	Certificate of Amendment to Certificate of Incorporation. (Incorporated by reference to the Company’s Current Report on Form 8-K filed on September 14, 2018.)

3.1(iv)	Certificate of Amendment to Certificate of Incorporation. (Incorporated by reference to the Company’s Current Report on Form 8-K filed on April 8, 2020.)

3.2	Bylaws. (Incorporated by reference to the Company’s Registration Statement on Form S-1/A (File No. 333-224267) filed on July 2, 2018.)

4.1	Form of Common Stock Certificate. (Incorporated by reference to the Company’s Annual Report on Form 10-K filed on March 29, 2019).

4.2	Form of Common Stock Purchase Warrant. (Incorporated by reference to the Company’s Current Report on Form 8-K filed on March 26, 2020.)

4.3	Form of Placement Agent Warrant. (Incorporated by reference to the Company’s Current Report on Form 8-K filed on March 26, 2020.)

4.4	Form of Senior Secured Convertible Promissory Note. (Incorporated by reference to the Company’s Current Report on Form 8-K filed on March 26, 2020.)

4.5	Form of Common Stock Purchase Warrant. (Incorporated by reference to the Company’s Current Report on Form 8-K filed on August 19, 2022.)

4.6	Form of Placement Agent Warrant. (Incorporated by reference to the Company’s Current Report on Form 8-K filed on August 19, 2022.)

4.7	Form of Senior Secured Convertible Promissory Note. (Incorporated by reference to the Company’s Current Report on Form 8-K filed on August 26, 2022.)

5.1	Opinion of Sullivan & Worcester LLP. (Filed herewith.)

23.1	Consent of BPM LLP, independent registered public accounting firm. (Filed herewith.)

23.2	Consent of Sullivan & Worcester LLP. (Included in Exhibit 5.1.)

24.1	Power of Attorney. (Included on signature page hereto.)

107	SEC Filing Fees. (Filed herewith.)

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